Exhibit 4.4

Execution Version

XUNLEI LIMITED

SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of March 5, 2014 by and among:

(i)                                                             Xunlei Limited (formerly known as Giganology Limited), an exempted limited liability company organized under the laws of the Cayman Islands (the “Company”),

(ii)                                                          Xunlei Network Technologies Limited, a company organized under the laws of the British Virgin Islands (the “BVI Subsidiary”),

(iii)                                                       Xunlei Network Technologies Limited, a company organized under the laws of Hong Kong (the “HK Subsidiary”),

(iv)                                                      the entities listed in Schedule A hereto (such entities, together with the BVI Subsidiary, the HK Subsidiary, and all existing and future entities directly or indirectly owned or controlled by the Company, collectively, the “Subsidiaries”),

(v)                                                         the individuals and their respective solely owned companies set forth in Schedule B (each such individual, a “Founder”, and collectively, the “Founders”; each such entity, a “Founder Holdco”, and collectively, the “Founder Holdcos”),

(vi)                                                      Leading Advice Holdings Limited (the “RS Holdco”),

(vii)                                                   the persons listed in Exhibit A hereto (collectively, the “Series A Investors” and each, a “Series A Investor”),

(viii)                                                the person(s) listed in Exhibit B hereto (the “Series A-1 Investor”, and together with the Series A Investors, the “2005 Investors”),

(ix)                                                      the persons listed in Exhibit C hereto (collectively, the “Series B Investors” and each, a “Series B Investor”),

(x)                                                         the persons listed in Exhibit D hereto (collectively, the “Series C Investors” and each, a “Series C Investor”),

(xi)                                                      the person(s) listed in Exhibit E hereto (the “Series D Investor”), and

(xii)                                                   the person(s) listed in Exhibit F hereto (the “Series E Investor”).

The Series A Investors, Series A-1 Investor, the Series B Investors, the Series C Investors, the Series D Investor and the Series E Investor shall collectively be referred to as the “Investors” and individually be referred to as an “Investor”. The Subsidiaries and the Company

shall collectively be referred to as the “Group Companies” and individually be referred to as a “Group Company”.

For the avoidance of doubt, (i) Skyline Global Company Holdings Limited shall be deemed as a Common Holder only with respect to the Common Shares held by it, and shall be deemed as a Series A Investor only with respect to the Series A Shares held by it, and shall be deemed as a Series A-1 Investor only with respect to the Series A-1 Shares held by it, and shall be deemed as a Series B Investor only with respect to the Series B Shares held by it, and shall be deemed as a Series D Investor only with respect to the Series D Shares held by it, provided, however, that notwithstanding the foregoing, for the purposes of this Agreement, references to all or a portion of the Shares held or purchased by any Series D Investor or Series D Holder (and similar references to the shareholding of any Series D Investor or Series D Holder in the Company without specific reference to any class or series of Shares) shall be deemed to refer to all or a portion of the share capital of the Company, regardless of class or series, held or purchased, as applicable, by such Series D Investor or Series D Holder (other than, solely in connection with Section 10.2, any Series E Shares held or purchased by such Series D Investor or Series D Holder as a result of an exercise of the Primavera New Warrant (as defined in the Share Purchase Agreement)), and references to all or a portion of the Conversion Shares or Co-Sale Shares held by any Series D Investor or Series D Holder (and similar references) shall be construed accordingly; (ii) Morningside Technology Investments Limited shall be deemed as a Series A-1 Investor only with respect to the Series A-1 Shares held by it, and shall be deemed as Series B Investor only with respect to the Series B Shares held by it; (iii) IDG Technology Investment III, L.P. shall be deemed as a Series A Investor only with respect to the Series A Shares held by it, and shall be deemed as Series B Investor only with respect to the Series B Shares held by it.  For purposes of this Agreement, unless expressly provided otherwise, a holder of a particular class or series of Shares shall only be deemed as a holder of such class or series of Shares with respect to such class or series of Shares held by it.

RECITALS

A.                                    Pursuant to a Fifth Amended and Restated Shareholders Agreement dated February 6, 2012 by and among the Company, the Founders, the Series A Investor, the Series A-1 Investor, the Series B Investors, the Series C Investors, and the Series D Investor, the parties thereto set forth certain rights of the holders of the Series A-1 Preferred Shares, par value US$0.00025 per share (the “Series A-1 Shares”), the Series A Preferred Shares, par value US$0.00025 per share (collectively, the “Series A Shares”), the Series B Preferred Shares, par value US$0.00025 per share (the “Series B Shares”), the Series C Preferred Shares, par value US$0.00025 per share (the “Series C Shares”), and the Series D Preferred Shares, par value US$0.00025 per share (the “Series D Shares”), with respect to, inter alia, certain consent rights, rights of first refusal, co-sale rights and other matters regarding shareholder rights and the Company (the “Fifth Restated Shareholders Agreement”).

B.                                    The Company entered into a Share Purchase Agreement dated February 13, 2014 with the Series E Investor (the “Share Purchase Agreement”), pursuant to which the Series E Investor has subscribed for (i) an aggregate of 70,975,491 Series E Preferred Shares, par value US$0.00025 per share (the “Series E Shares”, and collectively with the Series D Shares, Series C Shares, Series B Shares, Series A-1 Shares and Series A Shares, the “Preferred Shares”; and

the Preferred Shares together with the common shares of the Company, par value US$0.00025 per share “Common Shares”, collectively the “Shares”), and (ii) certain warrants exercisable to subscribe for certain Series E Shares pursuant to the terms and conditions set forth therein.

C.                                    The parties hereto desire to enter into this Agreement to amend, restate, supersede and replace in its entirety the Fifth Restated Shareholders Agreement.

D.                                    Pursuant to the Fifth Restated Shareholders Agreement, any amendment thereto requires written consent of the Company, the holders of a majority of the Preferred Shares and certain other parties thereto affected by such amendment, and the undersigned parties together satisfy such requirements.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      INFORMATION RIGHTS; RIGHTS OF FIRST NOTICE; BOARD REPRESENTATION; SHAREHOLDER MEETINGS.

1.1                               Information and Inspection Rights.

(a)                                 Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as an Investor continues to hold five (5) per cent or more of the Shares (as defined below) in issue on an as converted basis, except as otherwise provided in Sections 1.1(b) and (c) below, the Company will deliver to each such Investor (other than Bright Access International Limited):

(i)                                      audited annual consolidated financial statements, as soon as practicable but in any event within ninety (90) days after the end of each fiscal year, and audited by a “Big 4” accounting firm chosen by the Company (unless another accounting firm is chosen by the Company in compliance with this Agreement, including with the consent of the holders of at least 75% of Series E Shares);

(ii)                                   unaudited quarterly consolidated and unconsolidated financial statements, as soon as practicable but in any event within forty-five (45) days of the end of each fiscal quarter; and

(iii)                                an annual comprehensive operating budget, including but not limited to, a forecast of the Company’s revenues, expenses, and cash position on a month-to-month basis for the following fiscal year, within thirty (30) days prior to the end of each fiscal year;

provided that for as long as any Investor or any of its Affiliates is a Competitor (as defined below), the Company shall only be obliged to provide the information described in subsection (i) and (ii) above directly to a duly authorized officer within such Investor’s finance department, subject to such Investor’s undertaking (which shall be deemed to have been given hereunder) that any information received will not be accessed by any person outside such Investor’s financial department and will only be accessed by members of such Investor’s finance department on a “need to know” basis for the sole purpose of preparing such Investor’s own financial statements and related disclosures and notes.

All financial statements to be provided to the Investors pursuant to this Section 1.1 shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with the generally accepted accounting principles of the United States of America (“US GAAP”) and shall be provided to the Investors contemporaneously with delivery of such financial statements to the Board.

In addition, the Company covenants and agrees that, commencing on the date of this Agreement, the Company will deliver to (i) the Series E Investor, selected key monthly financial and operating data of the Group Companies and such other financial materials requested by the Series E Investor to the extent such financial materials are available; provided that the Company shall no longer deliver such data or materials to the Series E Investor if the Series E Investor or any of its Affiliates becomes a Competitor, and (ii) the Series D Investor, selected key monthly financial and operating data of the Group Companies, provided that the Company shall no longer deliver such data to the Series D Investor if the Series D Director holds at least 3% equity interests in, or serves on the board of, a Competing Company. For purposes of this Agreement, a “Competing Company” means a Person that is directly or indirectly engaged in the business of providing downloading or online video services, or downloading, online video and storage services provided through cloud technology, and is not an Affiliate of any Group Company, and for the avoidance of doubt, a Person shall not be deemed a Competing Company solely because it is engaged in the business of content resale services or provision of online game services.  For purposes of this Agreement, a “Person” means an individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, or other entity of any kind.  For purposes of this Agreement, the “Information Rights” means the rights set forth in this paragraph and the rights set forth in subsections (a), (b) and (c) of this Section 1.1.

(b)                                 Google’s Information Rights. Notwithstanding subsection (a) above, for as long as Google Inc. (“Google”) holds any Shares, (i) if Google or any Affiliate of Google is not a Competitor, the Company will deliver to Google the financial statements of the Company described in subsections (a)(i) and (a)(ii) above (collectively, the “Financial Statements”) within the respective time periods described therein; and (ii) if Google or any of its Affiliates is a Competitor, the Company will provide the Financial Statements directly to a duly authorized officer within Google’s finance department, subject to Google’s undertaking (which shall be deemed to have been given hereunder) that any information received by Google will not be accessed by any person outside Google’s financial department and will only be accessed by members of Google’s finance department on a “need to know” basis for the sole purpose of preparing Google’s own financial statements and related disclosures and notes. For the purpose of this Agreement, a “Competitor” shall, (A) with respect to any Investor other than Google and Series E Investor, means, in the good faith determination made by the Board of the Directors: (i) any person (either individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, or other entity of any kind) that is directly or indirectly engaged in the business or undertaking of providing VOD/download-centric services in China in competition with the business of the

Group Companies or any other activity in competition with the Company in China and is not an Affiliate of any Group Company, and (ii) any shareholder of such persons except for a shareholder holding less than 3% of the outstanding shares of such person; (B) with respect to Google, mean any Person that offers a product or service consisting of a client software tool which uses P2SP (Peer to Servers and Peers) technology, including P2MS (Peer to Multi-Servers) technology and enables users to download multi-media files from third party websites; and (C) with respect to the Series E Investor, mean any Person that offers the core business of (i) the provision of P2SP (Peer to Servers and Peers) or P2P (Peer to Peer) accelerator services, or (ii) online video services on personal computer; provided that such Person shall not be deemed a Competitor if its fair market pre-money valuation is lower than US$100,000,000 or it is a publicly listed company. For greater certainty, (x) none of the products or services currently being offered by Google (or any of its wholly owned subsidiaries, including YouTube, Inc.) or made available on its, or its wholly owned subsidiaries’, websites shall cause Google to be considered a Competitor pursuant to the provisions set forth above; and (y) none of the products or services currently being offered by the Series E Investor or its Affiliates shall cause the Series E Investor or any of its Affiliates to be considered a Competitor pursuant to the provisions set forth above.

(c)                                  Series C Investor’s Information Rights. Notwithstanding anything to the contrary, each Series C Investor, for as long as it holds any Shares, shall be entitled to the Information Rights set forth in subsections (a)(i), (a)(ii) and (a)(iii) of this Section 1.1 unless and until such Series C Investor holds more than 3% of capital stock calculated on a fully-diluted basis of any company unaffiliated with the Company which, in the good faith reasonable opinion of the Board (as defined below), competes with the Company in the VOD/downloading business in China or any other activity in competition with the Company in China, in which case such Series C Investor shall lose, except as required by law, rights to non-public information of the Company.

(d)                                 Inspection Rights. The Company further covenants and agrees that, commencing on the date of this Agreement, for so long as a Series A-1 Investor or a Series B Investor or the Series D Investor or the Series E Investor continues to hold five per cent (5%) or more of the Shares in issue on an as converted basis, such Investor shall have the right (at its expense) to reasonably inspect facilities, records and books of the Company and any of its Subsidiaries (including without limitation, each WFOE as defined in Schedule A hereof) at any time during regular working hours on reasonable prior notice to the Company or such Subsidiary, and the right to discuss the business, operation and conditions of the Company and any of its Subsidiaries (including each WFOE) with their respective directors, officers, employees, accountants, legal counsels and investment bankers (the “Inspection Rights”); provided, however, that a Group Company shall not be obligated pursuant to this Section 1.1(d) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information (unless covered by an enforceable confidentiality agreement, in form and substance reasonably acceptable to the Company), or would adversely affect the attorney-client privilege between such Group Company and its counsel; provided further, that the Inspection Rights of such Investor under this Section 1.1(d) shall terminate if such Investor or any of its Affiliates becomes a Competitor.

(e)                                  Termination of Rights.  The Information Rights pursuant to this Section (including those under subsections (a), (b) and (c)) and Inspection Rights (unless terminated earlier pursuant to subsection (d)) shall terminate upon the earlier of:

(i)                                      the consummation of an initial public offering of the Company, provided that for a period of three (3) years following the consummation of an initial public offering of the Company, the Company shall deliver to each Investor (other than Bright Access International Limited), promptly after filing, copies of the Company’s annual reports, interim reports and/or quarterly reports and all other filings required to be made with the United States Securities and Exchange Commission (“SEC”) or other relevant securities exchange, regulatory authority or governmental agency;

(ii)                                   a Trade Sale (as defined below); or

(iii)                                a Liquidation Event or Deemed Liquidation Event, as such terms are defined in the Sixth Amended and Restated Memorandum of Association and Fifth Amended and Restated Articles of Association of the Company (the “Restated Articles”).

1.2                               Rights of First Notice.

(a)                                 Definitions.

(i)                                      “Corporate Event” shall mean any of the following, whether accomplished through one or a series of related transactions (a) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, (b) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company, (c) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company, or (d) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately prior to such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity immediately thereafter.

(ii)                                   An “Unsolicited Offer” means (a) any bona fide offer in writing for a proposed Corporate Event received from a third party in the absence of any act taken by any employee, agent, officer or director of the Company with the intent of soliciting such offer, and (b) any proposal or offer by the Company to such third party or from such third party for a proposed Corporate Event arising from negotiations that followed the receipt of an offer described in clause (a) above. Any bona fide offer for a proposed Corporate Event in writing that is not an Unsolicited Offer shall be deemed a “Solicited Offer”.

(b)                                 Solicitation of Offers for Corporate Event.

(i)                                      Solicitation Notice. The Company agrees that prior to soliciting any offers for a proposed Corporate Event (a “Proposed Event”), the Company will provide Google with five (5) Business Days prior written notice of such intent to solicit offers (a “Solicitation Notice”), specifying the terms and conditions of the Proposed Event, including the proposed selling price for the Company or its assets or proposed licensing price or terms in the event of a license of intellectual property of the Company, the proposed structure of the transaction, a list of the persons from whom the Company in good faith intends to solicit such offers, when the Proposed Event involves an acquisition or license of assets, a description of the assets to be sold or licensed, and the other material terms and conditions of the Proposed Event.

(ii)                                   Additional Parties Notice. The Company agrees that prior to soliciting any offers for the consummation of the Proposed Event described in the Solicitation Notice from any parties that were not listed in the Solicitation Notice (“Additional Parties”), the Company will provide Google with written notice of such intent to solicit such offers from such Additional Parties.

(iii)                                Different Terms and Conditions. In the event that the Company proposes to accept or approve a Solicited Offer for the consummation of a Proposed Event on terms and conditions that are not substantially the same as the terms and conditions specified in the last Solicitation Notice, the Company agrees to provide Google with a new Solicitation Notice at least three (3) Business Days prior to accepting or approving such Solicited Offer, which includes the information set forth in Section 1.2(b)(i). Without limiting the generality of the foregoing, a purchase price that is ninety-five percent (95%) or less of the purchase price in the last Solicitation Notice received by Google shall be deemed not to be substantially the same terms and conditions as specified in the last Solicitation Notice.

(c)                                  Unsolicited Offers for Corporate Event.

(i)                                      If the Company receives an Unsolicited Offer from a third party for a proposed Corporate Event (an “Offered Event”), the Company agrees that it will provide Google, within three (3) Business Days of receiving such Unsolicited Offer, with detailed written notice of the Offered Event specifying the terms and conditions of the Offered Event including the name of such third party, the proposed purchase price for the Company or the assets of the Company or proposed licensing price or terms in the event of a license of intellectual property of the Company, the proposed structure of the Offered Event, when the Offered Event involves an acquisition of assets, a description of the assets to be sold or licensed, and the other material terms and conditions of the Offered Event.

(ii)                                   Notwithstanding anything to the contrary herein, if the Company receives an unwritten unsolicited offer from a third party for an Offered Event and a meeting of the Company’s Board of Directors is called to consider such unwritten unsolicited offer, the Company agrees that it will provide Google, at least three (3) Business Days prior to such meeting, with detailed written notice of the Offered Event, which includes the information set forth in Section 1.2(c)(i).

(iii)                                The Company shall not, without providing Google with prior written notice at least five (5) Business Days in advance, accept or approve the Offered Event or recommend that its shareholders approve the Offered Event.

(d)                                 Termination of Rights. The rights set forth in Sections 1.2(b) and 1.2(c) shall terminate upon the earlier of:

(i)                                      closing of an initial public offering; or

(ii)                                   a Liquidation Event or Deemed Liquidation Event, as such terms are defined in the Restated Articles.

1.3                               Board Representation of the Company.

(a)                                 Number of Directors. The Restated Articles shall provide that the Company’s Board of Directors (the “Board”) shall consist of up to eight (8) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles.  Except as set forth in this Section 1.3, the Company shall not increase the size of the Board or grant any rights to appoint observers without the prior written consent of the Investors.

(b)                                 Election of Directors. The Company shall take all action necessary to elect the following candidates as directors:

(i)                                      For as long as the Series E Investor continues to hold any Series E Share in issue, the Series E Investor shall be entitled to appoint and remove two (2) voting Directors of the Board (the “Series E Directors”, and each, a “Series E Director”). For as long as the Series E Investor continues to hold any Series E Share in issue, the number of Directors to be appointed by the Series E Investor shall not fall below two (2), and the Series E Investor shall have the exclusive right to remove and replace any Series E Director by notice in writing to the Company.

(ii)                                   Prior to the completion of the Company’s initial public offering and for as long as the Series D Threshold is met, Primavera shall be entitled to appoint and remove one (1) voting Directors of the Board (the “Series D Director”). The number of Directors to be appointed by Primavera shall not fall below one (1), and Primavera shall have the exclusive right to remove and replace the Series D Director by notice in writing to the Company, for as long as the Series D Threshold is met, and shall be obligated to replace the Series D Director if the individual serving as the Series D Director beneficially owns, in the personal investments of such Series D Director, at least 3% equity interests in, or simultaneously serves on the board of, a Competing Company.  The Company, the Founders and Primavera shall in good faith explore and enter into potential arrangements that will enable Primavera to nominate a Director to the Board after an initial public offering of the Company and to remove and replace the Director so appointed.  For purposes of this Agreement, the “Series D Threshold” is met if the fraction, the numerator of which is the aggregate number of Shares Primavera has Transferred (excluding any Transfers to its Permitted Transferees) after the date hereof less the aggregate number of Shares Primavera acquires (whether by subscribing for new Shares through exercise of warrants or otherwise, excluding any Transfers from its Permitted Transferees) after the date hereof, and the denominator of which is 15,616,764, is less than or equal to 36.3%. For purposes of this Agreement, “Primavera” means Skyline Global Company Holdings Limited.

(iii)                                For as long as the Series A-1 Investor continues to hold twelve percent (12%) or more of the Shares in issue, the Series A-1 Investor shall be entitled to appoint and remove one (1) voting Directors of the Board (the “Series A-1 Director”), who shall initially be Mr. Liu Qin. For as long as the Series A-1 Investor continues to hold twelve percent (12%) or more of the Shares in issue the number of Directors to be appointed by the Series A-1 Investor shall not fall below one (1), and the Series A-1 Investor shall have the exclusive right to remove and replace any Series A-1 Director by notice in writing to the Company. For as long as the

Series A-1 Investor continues to hold twelve percent (12%) or more of the Shares in issue, the Series A-1 Investor shall have the right to appoint and remove one (1) observer of the Board, who may participate in discussions of matters brought before the Board, but shall in all other respects be a nonvoting observer.

(iv)                               For so long as the Founders together continue to directly or indirectly hold five (5) per cent or more of the Shares in issue, Mr. Zou Shenglong shall be entitled to appoint and remove two (2) voting Directors of the Board (the “Chair Directors”) and Mr. Cheng Hao shall be entitled to appoint and remove one (1) voting Directors of the Board (together with the Chair Directors, the “Founder Directors”), and each Founder shall have the exclusive right to remove and replace any Founder Directors he so appointed by notice in writing to the Company.

(v)                                  For as long as the Series A Investors continue to hold ten percent (10%) or more of the Shares in issue, the holders of a majority of the Series A Shares shall be entitled to appoint and remove one (1) voting Directors of the Board (the “Series A Director”), who shall initially be Mr. Zhou Quan. For as long as the Series A Investors continues to hold ten percent (10%) or more of the Shares in issue the number of Directors to be appointed by the Series A Investor shall not fall below one (1), and the Series A Investor shall have the exclusive right to remove and replace any Series A Director by notice in writing to the Company.

provided that, if any Director (“Defaulting Director”) appointed pursuant to Section 1.3(b)(ii), Section 1.3(b)(iii) or Section 1.3(b)(v) carries on, engages in or is concerned or interested in, directly or indirectly, either as principal or agent or as a shareholder, partner, consultant, advisor, director, officer or employee, or in any other capacity, any activities of any Competitors, or seeks, attempts or threatens to do any of the foregoing, a majority of the holders of the Preferred Shares other than the holders appointing such Defaulting Director shall be entitled to request in writing the Board to, and upon receipt of such request, the Board shall, remove such Defaulting Director by action of the majority of the rest of the Directors appointed to the Board in accordance with the terms of this Section 1.3. The holders of Preferred Shares appointing the Defaulting Director and the Defaulting Director shall abstain from voting on any proposal to remove the Defaulting Director pursuant to the foregoing provision of this Section 1.3;

provided further that, if any Series E Director appointed pursuant to Section 1.3(b)(i) carries on, engages in or is concerned or interested in, directly or indirectly, either as principal or agent or as a shareholder, partner, consultant, advisor, director, officer or employee, or in any other capacity, any activities of any Competitors (as defined with respect to the Series E Investor), or seeks, attempts or threatens to do any of the foregoing, such Series E Director may be excluded from, shall be deemed to abstain from voting on any proposal at, any meeting of the Board for the purpose of discussing any business of any Group Company that may compete with such Competitor.

(c)                                  Quorum. Subject to the provisions in the Restated Articles, a quorum of the Board shall consist of five (5) directors, which shall include at least one (1) Series E Director, the Series D Director and at least one (1) Founder Director.

(d)                                 Board Meetings. The Board shall meet at least once every six (6) months, unless otherwise agreed by a vote of a majority of the Board, including the votes of one (1) Series E Director, the Series D Director, the Series A-1 Director and one (1) Founder Director.

(e)                                  Expenses and Insurance. The Company shall reimburse the directors appointed by the holders of Preferred Shares for all reasonable expenses relating to all Board activities, including, without limitation, expenses or fees incurred in relation to attending the Board meetings.  The Company shall purchase and at all times maintain director’s and officer’s indemnity insurance policies for the benefit of the Directors on terms and in amounts approved by the Board.

(f)                                   Indemnity of Directors and Legal Representative. The Company shall indemnify each Director and the Legal Representative of the Group Companies to the greatest extent permissible by applicable law in respect of any liabilities incurred in such capacity as a Director or Legal Representative of the relevant Group Company apart from those arising from gross negligence and willful misconduct. The Company shall enter into an indemnification agreement with each Director and the Legal Representative of each Subsidiary in the form attached hereto as Exhibit H.

1.4                               Board Representation of the Subsidiaries.

(a)                                 The board of directors of each WFOE shall have the same number of directors as the Board, and the Founders and holders of Preferred Shares shall be entitled to appoint the same number of directors to each WFOE as they are entitled to appoint to the Company as provided in Section 1.3 above.

(b)                                 As of the Closing, the Series E Investor shall have the right to appoint and remove the same number of directors to the HK Subsidiary, each WFOE and Shenzhen Xunlei as that to the Board.

(c)                                  Upon the request of the holders of at least 75% of Series E Shares, each other Subsidiary shall, and the Company and the Founders shall cause each other Subsidiary to, (i) have a board of directors or similar governing body (the “Subsidiary Board”), (ii) maintain the authorized size of each Subsidiary Board at all times same as the authorized size of the Board, and (iii) ensure each Subsidiary Board at all times is composed of the same persons as directors as those then on the Board.

1.5                               Board Representation of Shenzhen Xunlei. Primavera shall be entitled to appoint one (1) director to the board of directors of Shenzhen Xunlei for so long as Primavera is entitled to appoint the Series D Director.

1.6                               Board Management. Except as specifically provided herein or by applicable laws, the management and control of the Company and each other Group Company shall be exercised by the Board and the board of directors of the applicable Subsidiary, and the Board shall be responsible for the determination of the Group Companies’ overall policies and objects. To the extent that any Subsidiary Board does not consist of the same persons as directors as those then on the Board, the Founders shall procure that each such Subsidiary Board shall be operated solely at the authorization and instruction of the Board.

1.7                               Shareholder Meetings.

(a)                                 The Board shall give not less than seven (7) Business Days’ (as defined below) notice of meetings of holders of Shares of the Company (the “Shareholders”) to those persons whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting.

(b)                                 The parties hereto agree that no meeting of Shareholders of the Company shall be a quorum unless there are present at a meeting of Shareholders (in person or by proxy) (i) representatives of a minimum of five (5) Shareholders, (ii) a representative of the holders of a majority of the Common Shares held by the Founders, (iii) a representative of the holders of a majority of the Series A-1 Shares, (iv) a representative of the holders of a majority of the Series B Shares, (v) a representative of the holders of a majority of the Series D Shares, (vi) representative(s) of the holders of at least 75% of the Series E Shares, and (vii) the holders of Shares representing not less than fifty (50) per cent of the voting rights at such meeting; provided that any meeting of Shareholders of the Company shall be carried out in accordance with the provisions set forth in the Restated Articles.

(c)                                  In a meeting of Shareholders of the Company, each Preferred Share shall carry such number of votes as is equal to the number of votes then issuable upon the conversion of such Preferred Shares into Common Shares. Each holder of Common Shares shall have one (1) vote for each Common Share held by such holder. The holders of Preferred Shares and the holders of Common Shares shall vote together and not as a separate class, except as otherwise required by this Agreement or the Restated Articles.

(d)                                 Termination of Rights. The rights set forth in Sections 1.3, 1.4, 1.5, 1.6 and 1.7 shall terminate upon the earlier of:

(i)                                      closing of an initial public offering of the Company; or

(ii)                                   a Liquidation Event or Deemed Liquidation Event, as such terms are defined in the Restated Articles.

2.                                      REGISTRATION RIGHTS.

2.1                               Applicability of Rights. The Company covenants and agrees that the Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2                               Definitions. For purposes of this Section 2 and to the extent applicable under this Agreement:

(a)                                 Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b)                                 Registrable Securities. The term “Registrable Securities” shall mean: (i) any Common Shares of the Company issued or issuable upon conversion of any shares of the Preferred Shares (the “Conversion Shares”) issued under that certain Subscription Agreement dated as of September 16, 2005 between the Company, the Founders and the 2005 Investors (the “Series A Subscription Agreement”), the Subscription Agreement dated as of November 15, 2006 between the Group Companies, the Founders and the Series B Investors (other than Fidelity Asia Ventures Fund L.P. and Fidelity Asia Principals Fund L.P. (collectively, “Fidelity”) and Google) (the “Series B Subscription Agreement”), certain Applications for Shares signed by Google on December 9, 2006 and by Fidelity on December 21, 2006, the Subscription Agreement dated as of April 14, 2011 between the Group Companies, the Founders and the Series C Investors (the “Series C Subscription Agreement”), the Share Purchase Agreement dated as of January 31, 2012 between the Group Companies, the Founders and the Series D Investor (the “Series D Share Purchase Agreement”), and the Share Purchase Agreement respectively, (ii) any Shares issued to the Investors pursuant to the Right of Participation (defined in Section 3 hereof), and (iii) any Common Shares of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares or Common Shares described in clause (i) of this subsection (b); provided that, with respect to any provision under the Section 2.3 below, the “Registrable Securities” shall exclude the Common Shares of the Company issued or issuable upon conversion of the Series C Shares.  Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)                                  Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Common Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)                                 Holder. For purposes of this Section 2, the term “Holder” shall mean any person or persons owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement, however provided that with respect to Section 2.3, the “Holders” shall exclude the holders of any Common Shares of the Company issued or issuable upon conversion of any shares of the Preferred Shares under the Series C Subscription Agreement.

(e)                                  Form F-3. The term “Form F-3” shall mean such respective form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)                                   SEC. The term “SEC” or “Commission” shall mean (i) with respect to any offering of securities in the United States, the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the sale of securities in that jurisdiction.

(g)                                  Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the Holders, Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)                                 Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i)                                     Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

(j)                                    For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall also be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

(k)                                 Business Days. The term “Business Day” means any day (excluding Saturdays, Sundays and public holidays in Hong Kong and New York) on which banks generally are open for business in Hong Kong and New York.

2.3                               Demand Registration.

(a)                                 Request by Holders. If at any time after the earlier of (i) the fourth anniversary of the date hereof, or (ii) the closing of the Company’s first firm commitment underwritten public offering the Company shall receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities to file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.3, the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration if:

(i)                                      In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii)                                   After the Company has initiated three (3) such registrations pursuant to this Section 2.3 (counting for these purposes only registrations which have been declared or ordered effective);

(iii)                                During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iv)                               If the Initiating Holders (defined below) propose to dispose of Registrable Securities which may be immediately registered on Form F-3 pursuant to a request made under Section 4 hereof;

(v)                                  If the Initiating Holders (defined below) do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld); or

(vi)                               If the Company and the Initiating Holders (defined below) are unable to obtain the commitment of the underwriter described in clause (v) above to firmly underwrite the offer.

(b)                                 Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the

Holders on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities held by holder(s) of the Series A Shares, the Series A-1 Shares, the Series B Shares, the Series D Shares and the Series E Shares to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, consultant, officer or director of the Company or any subsidiary of the Company; provided further that at least twenty-five (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such demand registrations pursuant to this Section 2.3.

(d)                                 Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

(e)                                  Other Securities Laws in Demand Registration. In the event of any registration pursuant to this Section 2.3, the Company shall register and qualify the securities covered by the registration statement under the securities laws of any other jurisdictions outside of the United States or in Hong Kong or elsewhere as shall be appropriate for the distribution of the securities; provided, however, that (i) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the expenses shall be payable pro rata by the selling shareholders.

2.4                               Piggyback Registrations.

(a)                                 The Company shall notify all Holders in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization or other Rule 145 transaction, an offer and sale of debt securities, or a registration on any registration form that does not permit secondary sales, or the Company’s initial public offering of its common shares), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)                                 Underwriting. If a registration statement for which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude Registrable Securities requested to be registered from the registration and the underwriting, and the number of Registrable Securities that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to the holders of the Series E Shares, Series D Shares, Series C Shares, Series B Shares and Series A-1 Shares holding the Registrable Securities on a pro rata basis, third, to each of the remaining Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis, in each case based on the total number of shares of Registrable Securities then held by each such Holder , and fourth to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities held by holder(s) of the Series E Shares, Series D Shares, Series C Shares, Series B Shares and Series A-1 Shares included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares of Registrable Securities held by holder(s) of the Series A Shares or all other shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, consultant, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities held by holder(s) of the Series E Shares, Series D Shares, Series C Shares and Series B Shares are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5                               Form F-3 Registration. In case the Company shall receive from any Holder or Holders of at least thirty percent (30%) of the Registrable Securities then outstanding a written request or requests that the Company effects a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)                                 Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders; and

(b)                                 Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i)                                      if Form F-3 is not available for such offering by the Holders;

(ii)                                   if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(iii)                                if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under Section 2.5(a); provided that the Company shall not register any of its other shares during such ninety (90) day period;

(iv)                               if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or

(v)                                  in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service of process in such jurisdiction; or

(vi)                               if such registration is to be effected more than five (5) years after the Company’s initial public offering.

(c)                                  Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

(d)                                 Underwriting. If the Holders requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(b) shall apply to such registration.

2.6                               Expenses. All Registration Expenses incurred in connection with any registration pursuant to Section 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Section 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such sale by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7                               Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(i)                                      Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(ii)                                   Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(iii)                                Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(iv)                               Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction or except as may be required by the Securities Act.

(v)                                  Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(vi)                               Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(vii)                            Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of the Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of the Registrable Securities.

2.8                               Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

2.9                               Indemnification. In the event any Registrable Securities are included in a registration statement under Section 2.3, 2.4 or 2.5:

(a)                                 By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)                                      any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus or free-writing prospectus contained therein or any amendments or supplements thereto;

(ii)                                   any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)                                any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b)                                 By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, its legal counsel, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner, director, officer, legal counsel or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Holder, partner, officer, director, legal counsel or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds actually received by such Holder in the registered offering out of which the applicable Violation arises.

(c)                                  Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is materially prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)                                 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the Violation that resulted in such losses, claims, damages or liabilities so that a Holder at such fault (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders at such fault are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)                                  Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10                        Termination of the Company’s Obligations. The Company’s obligations under Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3, 2.4 or 2.5 shall terminate on the fifth (5th) anniversary of an initial public offering, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder (and any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) may then be sold without restrictions pursuant to Rule 144 promulgated under the Securities Act.

2.11                        No Registration Rights to Third Parties. Without the prior written consent of the holders of a majority of the Series A-1 Shares then outstanding, the holders of a majority of Series B Shares then outstanding, the holders of a majority of the Series C Shares then outstanding, the holders of a majority of the Series D Shares then outstanding, and the holders of at least 75% of the Series E Shares then outstanding, in each case voting together as a separate class, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company.

2.12                        Market Stand-Off.  Each holder of the Common Shares and each Holder agree that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law or to other Affiliates who agree to be similarly bound) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters (whichever is later). The foregoing provision of this Section 2.12 shall only apply to the Company’s initial public offering and shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital on a fully-diluted basis enter into similar agreements with same terms and conditions as described in this Section 2.12, and if the Company or any underwriter releases, at any time during the market stand-off time period, any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital on a fully-diluted basis from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent of such Holder’s Shares originally subject to the market-standoff restrictions. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company on a fully-diluted basis to execute, prior to any public offering of the Company’s securities, a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.

2.13                        Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Common Shares, the Company agrees to:

(a)                                 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

3.                                      RIGHT OF FIRST OFFER.

3.1                               General. Each Investor and its permitted assignees to whom such Investor’s rights under this Section 3 have been duly assigned in accordance with Section 6.1 (such Investor, and each such assignee hereinafter each referred to as a “Participation Rights Holder”) shall have the right of first offer, but not an obligation, to purchase such Participation Rights Holder’s Pro Rata Share (as defined below) of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

3.2                               Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Common Shares (calculated on a fully-diluted and as-converted basis) then held by such Participation Rights Holder to (b) the total number of Common Shares (calculated on a fully-diluted and as-converted basis) then held by all Participation Rights Holders immediately prior to the issuance of New Securities giving rise to the Right of Participation.

3.3                               New Securities. “New Securities” shall mean any class of shares or securities of the Company, including but not limited to the Preferred Shares, Common Shares or other shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Common Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into the Preferred Shares, Common Shares or other shares, without regard to the differences in voting rights; provided, however, that the term “New Securities” shall not include (the issuances pursuant to the subsections below collectively referred to as the “Permitted Issuances”):

(i)                                      any of the Common Shares, options or warrants issued to employees, officers, directors, contractors, advisors or consultants of the Company for up to 26,822,828 Common Shares pursuant to the Company’s 2010 share incentive plan (the “2010 ESOP”) and 9,073,732 Common Shares to the RS Holdco for distributions in the form of restricted shares pursuant to the Company’s 2013 share incentive plan (the “2013 RS Plan”; together with the 2010 ESOP, collectively the “ESOP”) approved by the Board;

(ii)                                   any securities issued in connection with any share split, share dividend, subdivision, combination, reclassification or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis, as approved by the Board;

(iii)                                any securities issued pursuant to any public offering (including, without limitation, an initial public offering) of the Company;

(iv)                               any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity;

(v)                                  any Conversion Shares; or

(vi)                               any securities issued in connection with a strategic partnership or joint venture entered into by the Company, which shall not be a private equity, venture capital or other similar financing and shall be approved by the Board (including at least the affirmative vote of one (1) Series E Director, the Series D Director, Series A-1 Director and Series A Director).

3.4                               Procedures.

(a)                                 First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have fourteen (14) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities (or any part thereof) for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such fourteen (14) Business Day period, then such Participation Rights Holder shall be deemed to have forfeited the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b)                                 Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to fully exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to the other Participation Rights Holders who fully exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have five (5) Business Days from the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Common Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Common Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4(b) and the Company shall so notify the Right Participants within fourteen (14) Business Days following the date of the Second Participation Notice.

(c)                                  Failure to Exercise. Upon the expiration of the Second Participation Period and to the extent that not all New Securities have been subscribed for by the Participation Rights Holders, or in the event no Participation Rights Holder exercises the Right of Participation within fourteen (14) days following the issuance of the First Participation Notice, the Company shall have 60 days thereafter to sell the New Securities described in the First Participation Notice (the portion to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such 60 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.5                               Termination. The Right of Participation for each Participation Rights Holder shall not terminate so long as any Investors and its Affiliates collectively hold any Series A-1 Shares, Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares or Common Shares; provided, however, that the Right of Participation shall terminate upon the earlier of the closing of the initial public offering of the Company, a Liquidation Event or a Deemed Liquidation Event, or a Trade Sale.

4.                                      TRANSFER RESTRICTIONS.

4.1                               Certain Definitions. For purposes of this Section 4, “Common Shares” means (i) the Company’s outstanding Common Shares, (ii) the Common Shares issuable upon exercise of outstanding options or warrants, and (iii) the Common Shares issuable upon conversion of any outstanding convertible securities other than Conversion Shares; “Preferred Holder” means an Investor and its permitted assignees to whom its rights under this Section 4 have been duly assigned in accordance with this Agreement; “Common Holders” means the holders of any Common Shares; and “Restricted Shares” means any of the Company’s securities including, without limitation, the Common Shares, any Preferred Shares, or securities convertible into or exercisable for Common Shares.

4.2                               Restriction on Sale. During the Restricted Period (as defined below), each holder of any class or series of Restricted Shares (such holder for the purposes of this Section 4, the “Restricted Shareholders”) agrees not to, directly or indirectly, transfer, sell or pledge or otherwise dispose of or permit the transfer, sale, pledge, or other disposition of, any Restricted

Shares except in compliance with this Section 4. In the event of an involuntary transfer of Restricted Shares during the Restricted Period pursuant to divorce, legal separation, bankruptcy or insolvency, such involuntary transfer shall be conducted in accordance with the applicable provisions of this Section 4. Each Restricted Shareholder (if applicable) shall procure that restrictions set forth in this Section 4 shall not be avoided by the direct or indirect transfer, sale, pledge, or other disposition of any shares (or other interest) in such Restricted Shareholder or of any other entity having control over such Restricted Shareholder.

4.3                               Right of First Refusal and Right of Co-Sale.

(a)                                 Transfer Notice. If (i) a Restricted Shareholder proposes to, directly or indirectly, transfer, sell or pledge or otherwise dispose of or permit the transfer, sale, pledge, or other disposition of, any Restricted Shares held by him to one or more third parties or (ii) at any time any Restricted Shares held by such Restricted Shareholder are transferred involuntarily pursuant to divorce, legal separation, bankruptcy or other proceedings, death or any other involuntary transfer (each such disposition referenced in this Section 4, a “Transfer”), then such Restricted Shareholder (or, in the event of an involuntary transfer, the person to whom the Offered Shares (as defined below) are to be transferred) (such Restricted Shareholder or person, a “Selling Shareholder”) shall give the Company and each Preferred Holder written notice of such Selling Shareholder’s intention to make such Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) a description of the Restricted Shares to be transferred (the “Offered Shares”), (ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that such Selling Shareholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. The Transfer Notice shall constitute an irrevocable offer by the Selling Shareholder to sell the Offered Shares to the other Shareholders in the following order: firstly, to each holder of the Series E Shares (the “Series E Holder”), the Series D Shares (the “Series D Holder”), the Series C Shares (the “Series C Holder”) and the Series B Shares (the “Series B Holder”) on a pro rata and as converted basis, and for any remaining Offered Shares not purchased by the Series E Holders, Series D Holders, Series C Holders and the Series B Holders, to the holders of the Series A-1 Shares (the “Series A-1 Holder”), and for any remaining Offered Shares not purchased by the Series A-1 Holders, to the holders of the Series A Shares (the “Series A Holder”), and for any remaining Offered Shares not purchased by the Series A Holders, to the Common Holders.

(b)                                 Option of Series E Holders, Series D Holders, Series C Holders and Series B Holders to Purchase.

(i)                                      Each of the Series B Holders, the Series C Holders, the Series D Holders and the Series E Holders who notifies such Selling Shareholder in writing within ten (10) Business Days after receipt of the Transfer Notice (the “Series B/C/D/E Purchase Period”) referred to in Section 4.3(a) (each a “Purchasing B/C/D/E Holder”) shall have the right, exercisable upon such written notice to the Selling Shareholder (the “Purchase and Co-Sale Notice”), to purchase up to its pro rata share of the Offered Shares plus up to its pro rata share of any Offered Shares not purchased by any other Series B Holder, Series C Holder, Series D

Holder or Series E Holder (the “Remaining Shares”) on the same terms and conditions as set forth in the Transfer Notice, subject to Section 4.3(f)(i) below. The Purchase and Co-Sale Notice shall state (A) whether the Series E Holder, the Series D Holder, the Series C Holder or the Series B Holder desires to purchase up to its pro rata share of the Offered Shares, (B) whether the Series E Holder, the Series D Holder, the Series C Holder or the Series B Holder desires to purchase the maximum amount of its pro rata share of the Remaining Shares, and (C) whether the Series E Holder, the Series D Holder, the Series C Holder or the Series B Holder elects not to purchase any of the Offered Shares but wishes to sell a portion of the securities held by such Series E Holder, Series D Holder, Series C Holder or Series B Holder pursuant to Section 4.3(g) of this Agreement and the number of securities to be sold (subject to Section 4.3(g)(ii)). A Series E Holder, Series D Holder, Series C Holder or Series B Holder has option either to purchase or to sell under this Section 4 and such right shall not be construed as an option to both purchase and sell with respect to the same Transfer.  A Series E Holder, Series D Holder, Series C Holder or Series B Holder who either does not deliver a Purchase and Co-Sale Notice or indicates in the Purchase and Co-Sale Notice that such Series E Holder, Series D Holder, Series C Holder or Series B Holder elected not to purchase any of the Offered Shares shall be referred to herein as a “Non-Purchasing Holder”.

(ii)                                   Each Purchasing B/C/D/E Holder who sets forth in the Purchase and Co-Sale Notice a desire to purchase the maximum amount of Offered Shares available shall be entitled to purchase its pro rata share of the Remaining Shares.

(iii)                                Each Purchasing B/C/D/E Holder’s pro rata share shall be equal to a fraction, the numerator of which is the number of Conversion Shares held by such Purchasing B/C/D/E Holder and the denominator of which is the total number of Conversion Shares held by all Series B Holders, all Series C Holders, all Series D Holders and all Series E Holders calculated immediately prior to the time of the purchase hereunder from the Selling Shareholder, provided, however, that with respect to the Remaining Shares, the denominator shall be total number of Conversion Shares held by the Purchasing B/C/D/E Holders that are purchasing the Remaining Shares. Upon expiration of the Series B/C/D/E Purchase Period, the Selling Shareholder will provide notice to all Series B Holders, all Series C Holders, all Series D Holders and all Series E Holders as to whether or not the Right of First Refusal has been exercised by the Series B Holders, the Series C Holders, the Series D Holders and the Series E Holders (the “Series B/C/D/E Expiration Notice”).

(c)                                  Series A-1 Holders’ Option to Purchase.

(i)                                      Series A-1 Transfer Notice. If any of the Offered Shares proposed in the Transfer Notice to be transferred are not purchased by the Series B Holders, the Series C Holders, the Series D Holders and the Series E Holders (the “Series A-1 Remaining Offered Shares”), then after the issue of the Series B/C/D/E Expiration Notice and subject to the co-sale rights set forth in this Agreement, the Selling Shareholder shall give the Series A-1 Holder an additional Transfer Notice (the “Series A-1 Transfer Notice”) which shall include an offer to sell the Series A-1 Remaining Offered Shares and all of the information and certifications required in a Transfer Notice.

(ii)                                   Each Series A-1 Holder who notifies such Selling Shareholder in writing within ten (10) Business Days after receipt of the Series A-1 Transfer Notice (the “Series A-1 Purchase Period”) referred to above (each a “Purchasing A-1 Holder”) shall have the right, exercisable upon such written notice to the Selling Shareholder in a Purchase and Co-Sale Notice, to purchase up to its pro rata share of the Series A-1 Remaining Offered Shares plus up to its pro rata share of any Series A-1 Remaining Offered Shares not purchased by any other Series A-1 Holder (the “Remaining A-1 Shares”) on the same terms and conditions as set forth in the Series A-1 Transfer Notice, subject to Section 4.3(f)(i) below. The Purchase and Co-Sale Notice shall state (A) whether the Series A-1 Holder desires to purchase up to its pro rata share of the Series A-1 Remaining Offered Shares, (B) whether the Series A-1 Holder desires to purchase the maximum amount of its pro rata share of the Remaining A-1 Shares, and (C) whether the Series A-1 Holder elects not to purchase any of the Series A-1 Remaining Offered Shares but wishes to sell a portion of the securities held by such Series A-1 Holder pursuant to Section 4.3(g) of this Agreement and the number of securities to be sold (subject to Section 4.3(g)(ii)). A Series A-1 Holder has option either to purchase or to sell under this Section 4 and such right shall not be construed as an option to both purchase and sell with respect to the same Transfer.

(iii)                                Each Purchasing A-1 Holder who sets forth in the Purchase and Co-Sale Notice a desire to purchase the maximum amount of the Series A-1 Remaining Offered Shares available shall be entitled to purchase its pro rata share of the Remaining A-1 Shares.

(iv)                               Each Purchasing A-1 Holder’s pro rata share shall be equal to a fraction, the numerator of which is the number of Conversion Shares held by such Purchasing A-1 Holder and the denominator of which is the total number of Conversion Shares held by all Series A-1 Holders calculated immediately prior to the time of the purchase hereunder from the Selling Shareholder, provided, however, that with respect to the Remaining A-1 Shares, the denominator shall be total number of Conversion Shares held by the Purchasing A-1 Holders that are purchasing the Remaining A-1 Shares. Upon expiration of the Series A-1 Purchase Period, the Selling Shareholder will provide notice to all Series A-1 Holders as to whether or not the Right of First Refusal has been exercised by the Series A-1 Holders (the “Series A-1 Expiration Notice”).

(d)                                 Series A Holders’ Option to Purchase.

(i)                                      Series A Transfer Notice. If any of the Offered Shares proposed in the Transfer Notice to be transferred are not purchased by the Series A-1 Holders (the “Series A Remaining Offered Shares”), then after the issue of the Series A-1 Expiration Notice and subject to the co-sale rights set forth in this Agreement, the Selling Shareholder shall give each holder of Series A Shares (the “Series A Holders”) an additional Transfer Notice (the “Series A Transfer Notice”) which shall include an offer to sell the Series A Remaining Offered Shares and all of the information and certifications required in a Transfer Notice.

(ii)                                   Each Series A Holder who notifies such Selling Shareholder in writing within ten (10) Business Days after receipt of the Series A Transfer Notice (the “Series A Purchase Period”) referred to above (each a “Purchasing A Holder”) shall have the right, exercisable upon such written notice to the Selling Shareholder in a Purchase and Co-Sale Notice, to purchase up to its pro rata share of the Series A Remaining Offered Shares plus up to its pro rata share of any Series A Remaining Offered Shares not purchased by any other Series A Holder (the “Remaining A Shares”) on the same terms and conditions as set forth in the Series A Transfer Notice, subject to Section 4.3(f)(i) below. The Purchase and Co-Sale Notice shall state (A) whether the Series A Holder desires to purchase up to its pro rata share of the Series A Remaining Offered Shares, (B) whether the Series A Holder desires to purchase the maximum amount of its pro rata share of the Remaining A Shares, and (C) whether the Series A Holder elects not to purchase any of the Offered Shares but wishes to sell a portion of the securities held by such Series A Holder pursuant to Section 4.3(g) of this Agreement and the number of securities to be sold (subject to Section 4.3(g)(ii)). A Series A Holder has option either to purchase or to sell under this Section 4 and such right shall not be construed as an option to both purchase and sell with respect to the same Transfer.

(iii)                                Each Purchasing A Holder who sets forth in the Purchase and Co-Sale Notice a desire to purchase the maximum amount of the Series A Remaining Offered Shares available shall be entitled to purchase its pro rata share of the Remaining A Shares.

(iv)                               Each Purchasing A Holder’s pro rata share shall be equal to a fraction, the numerator of which is the number of Conversion Shares held by such Purchasing A Holder and the denominator of which is the total number of Conversion Shares held by all Series A Holders calculated immediately prior to the time of the purchase hereunder from the Selling Shareholder, provided, however, that with respect to the Remaining A Shares, the denominator shall be total number of Conversion Shares held by the Purchasing A Holders that are purchasing the Remaining A Shares. Upon expiration of the Series A Purchase Period, the Selling Shareholder will provide notice to all Series A Holders as to whether or not the Right of First Refusal has been exercised by the Series A Holders (the “Series A Expiration Notice”).

(e)                                  Common Holders’ Option to Purchase.

(i)                                      Common Transfer Notice.  If any of the Offered Shares proposed in the Transfer Notice to be transferred are not purchased by the Series A Holders (the “Common Remaining Offered Shares”), then after the issue of the Series A Expiration Notice and subject to the co-sale rights set forth in this Agreement, the Selling Shareholder shall give each Common Holder an additional Transfer Notice (the “Common Transfer Notice”) which shall include an offer to sell the Common Remaining Offered Shares and all of the information and certifications required in a Transfer Notice.

(ii)                                   Each Common Holder who notifies such Selling Shareholder in writing within ten (10) Business Days after receipt of the Common Transfer Notice (the “Common Purchase Period”) referred to above (each a “Purchasing Common Holder”) shall have the right, exercisable upon such written notice to the Selling Shareholder in a Purchase and Co-Sale Notice, to purchase up to its pro rata share of the Common Remaining Offered Shares plus up to its pro rata share of any Common Remaining Offered Shares not purchased by any other Common Holder (the “Remaining Common Shares”) on the same terms and conditions as set forth in the Common Transfer Notice, subject to Section 4.3(f)(i) below. The Purchase and Co-Sale Notice shall state (A) whether the Common Holder desires to purchase up to its pro rata share of the Common Remaining Offered Shares, (B) whether the Common Holder desires to purchase the maximum amount of its pro rata share of the Remaining Common Shares, and (C)

whether the Common Holder elects not to purchase any of the Offered Shares but wishes to sell a portion of the securities held by such Common Holder pursuant to Section 4.3(g) of this Agreement and the number of securities to be sold (subject to Section 4.3(g)(ii)). A Common Holder has option either to purchase or to sell under this Section 4 and such right shall not be construed as an option to both purchase and sell with respect to the same Transfer.

(iii)                                Each Purchasing Common Holder who sets forth in the Purchase and Co-Sale Notice a desire to purchase the maximum amount of the Common Remaining Offered Shares available shall be entitled to purchase its pro rata share of the Remaining Common Shares.

(iv)                               Each Purchasing Common Holder’s pro rata share shall be equal to a fraction, the numerator of which is the number of Common Shares held by such Purchasing Common Holder and the denominator of which is the total number of Common Shares held by all Common Holders calculated immediately prior to the time of the purchase hereunder from the Selling Shareholder, provided, however, that with respect to the Remaining Common Shares, the denominator shall be total number of Common Shares held by the Purchasing Common Holders that are purchasing the Remaining Common Shares. Upon expiration of the Common Purchase Period, the Selling Shareholder will provide notice to all Common Holders as to whether or not the Right of First Refusal has been exercised by the Common Holders (the “Common Expiration Notice”).

(f)                                   Involuntary Transfers; Non-Cash Consideration.

(i)                                      In the event that the Transfer in question is by operation of law or another involuntary Transfer (including a Transfer incident to death, divorce, legal separation or bankruptcy), the price per share shall be the greater of (A) the original purchase price paid by Selling Shareholder for such Offered Shares (adjusted for share splits, share dividends, combinations and the like) or (B) the fair market value of such Offered Shares, which shall be a price set by the Board that will reflect the current value of the Offered Shares in terms of present earnings and future prospects of the Company, determined within thirty (30) days after receipt by the Shareholders of the Transfer Notice. In the event that the Selling Shareholder or the Selling Shareholder’s executor disagrees with such valuation as determined by the Board, the Selling Shareholder or the Selling Shareholder’s executor shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Purchasing Shareholders and the Selling Shareholder or the Selling Shareholder’s executor, the fees of which appraiser shall be borne equally by the Purchasing Shareholders and the Selling Shareholder or the Selling Shareholder’s estate.

(ii)                                   In the event the consideration for the Offered Shares specified in a Transfer Notice is payable in property other than cash and the Shareholders who wish to purchase the Offered Shares under Section 4.3(b) (acting together), as the case may be, cannot agree on the cash value of such property within ten (10) days after such Shareholders’ receipt of the Transfer Notice, as the case may be, the value of such property shall be determined by an appraiser of recognized standing selected jointly by the Selling Shareholder and such Shareholders (acting together), as the case may be. If they cannot agree on an appraiser within twenty (20) days after receipt of the Transfer Notice by such Preferred Holders, as the case may be, within a further five(5)-day period, the Selling Shareholder and such Shareholders (acting together), as the case may be, shall each select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing to determine the value of such property. The value of such property shall be determined by the appraiser selected pursuant to this Section 4.3(f)(ii) within one (1) month from its appointment, and such determination shall be final and binding on the Selling Shareholder and such Shareholders, as the case may be. The cost of such appraisal shall be shared equally by the Selling Shareholder, on the one hand, and such Shareholders, as the case may be, on the other hand (each such Shareholder shall pay its pro rata portion of such costs based on the number of Offered Shares acquired by each such Shareholder). If the ten (10) day period as specified in Section 4.3 has expired but for the determination of the value of the consideration for the Offered Shares offered by the Selling Shareholder, then such ten (10) day period shall be extended to the fifth Business Day after such valuation shall have been determined to be final and binding pursuant to this Section 4.3(f)(ii).

(g)                                  Right of Co-Sale.

(i)                                      Following the expiration of the right of first refusal and purchase rights described in Sections 4.3(b), (c), (d) and (e), each Preferred Holder who previously notified the Selling Shareholder in the Purchase and Co-Sale Notice of such Preferred Holder’s desire to sell a portion of its shares with the Selling Shareholder (such Preferred Holder, a “Co-Sale Participant”) shall have the right to participate in the sale of any Offered Shares that were not purchased by the Shareholders pursuant to Sections 4.3(b), (c), (d) and (e), on the same terms and conditions as specified in the Transfer Notice; provided, however, that (a) holders of Series A-1 Shares shall not be entitled to participate under this Section 4.3(g)(i) and shall not be deemed as a Co-Sale Participant as provided in Section 4.3(g)(ii) unless all Co-Sale Participants holding Series B Shares, Series C Shares, Series D Shares and Series E Shares have first exercised or declined to exercise their right of co-sale under this Section 4.3(g); (b) holders of Series A Shares shall not be entitled to participate under this Section 4.3(g)(i) and shall not be deemed as a Co-Sale Participant as provided in Section 4.3(g)(ii) unless all Co-Sale Participants holding Series A-1 Shares have first exercised or declined to exercise their right of co-sale under this Section 4.3(g); and (c) no Preferred Holders shall be entitled under this Section 4.3(g) to participate in Transfers of Restricted Shares by a Selling Shareholder incident to divorce, legal separation, bankruptcy or other proceedings, or death or in any other involuntary Transfers of Restricted Shares by a Selling Shareholder. To the extent one or more Preferred Holders exercise such right of co-sale in accordance with the terms and conditions set forth below, the number of Restricted Shares that the Selling Shareholder may sell in the Transfer shall be correspondingly reduced. Shareholders shall not have any right of first refusal to purchase the Shares to be sold by the Co-Sale Participants pursuant to this Section 4.3(g).

(ii)                                   Each Co-Sale Participant may sell all or any part of that number of Conversion Shares equal to the product obtained by multiplying (A) the Offered Shares, less (x) any Offered Shares purchased pursuant to Sections 4.3(b), (c), (d) and (e), (y) when holders of Series A-1 Shares shall be deemed Co-Sale Participants, any Conversion Shares that holders of Series B Shares, Series C Shares, Series D Shares and Series E Shares shall have elected to co-sell under this

Section 4.3(g), and (z) when holders of Series A Shares shall be deemed Co-Sale Participants, any Conversion Shares that holders of Series A-1 Shares, Series B Shares, Series C Shares, Series D Shares and Series E Shares shall have elected to co-sell under this Section 4.3(g), by (B) a fraction, the numerator of which shall be the number of Co-Sale Shares (as defined below) owned by such Co-Sale Participant and the denominator of which shall be the total number of Co-Sale Shares held by all Co-Sale Participants and the Common Shares (assuming full conversion of outstanding Preferred Shares) held by the Selling Shareholder, calculated immediately prior to the time of the Transfer. For the purpose of this Section 4.3(g)(ii), “Co-Sale Shares” means (A) any Common Shares issued or issuable upon conversion of the Series B, Series C Shares, Series D Shares or Series E Shares if the Co-Sale Participants are the holders of Series B, Series C Shares, Series D Shares and Series E Shares, (B) any Common Shares issued or issuable upon conversion of the Series A-1 Shares if the Co-Sale Participants are the holders of Series A-1 Shares, and (C) any Common Shares issued or issuable upon conversion of the Series A Shares if the Co-Sale Participants are the holders of Series A Shares.

(h)                                 Transferred Shares. Each Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser a duly executed instrument of transfer and one or more certificates, which represent:

(i)                                      the series and number of securities of the Company which such Co-Sale Participant elects to sell;

(ii)                                   that number of Common Shares, or that number of Preferred Shares which are at such time convertible into the number of Common Shares, which such Co-Sale Participant elects to sell; provided, however, that if the prospective third-party purchaser objects to the delivery of Preferred Shares in lieu of Common Shares, such Co-Sale Participant shall first convert such Preferred Shares into Common Shares and transfer the Common Shares as provided in this Section 4.3(h). The Company agrees to make any such conversion concurrently with the actual transfer of such shares to the purchaser and contingent upon such Transfer; or

(iii)                                a combination of the above.

(iv)                               Payment. The share certificate or certificates that the Co-Sale Participant delivers to such Selling Shareholder pursuant to Section 4.3(h) shall be returned to the Company for cancellation in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and such Selling Shareholder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit(s) such assignment or otherwise refuse(s) to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, such Selling Shareholder shall not sell to such prospective purchaser or purchasers any Restricted Shares unless and until, simultaneously with such sale, such Selling Shareholder shall purchase such shares or other securities from such Co-Sale Participant for the same consideration and on the same terms and conditions as the proposed Transfer described in the Transfer Notice. The Company shall, upon receiving the relevant instruments of transfer duly executed by the Co-Sale Participant and the surrendering by the Co-Sale Participant or the Selling Shareholder of the certificates for the Preferred Shares or Common Shares being transferred as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchaser or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by the Co-Sale Participant of their co-sale rights under this Section 4.3.

4.4                               Non-Exercise of Rights. To the extent that the Shareholders have not exercised their rights to purchase all of a Selling Shareholder’s Offered Shares, such Selling Shareholder together with any Co-Sale Participant shall have a period of sixty (60) days from the expiration of such rights to sell any remaining Offered Shares, upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, to the third-party transferee(s) identified in the Transfer Notice. The third-party transferee(s) shall, as a condition to the effectiveness of Transfer of the Offered Shares, furnish the Company and the Shareholders with a written agreement to be bound by and comply with this Agreement, including without limitation all provisions of this Section 4, as if such transferee(s) were a Selling Shareholder hereunder, as well as the terms of the agreement pursuant to which such Restricted Shares were issued. In the event a Selling Shareholder does not consummate the sale or disposition of the Offered Shares within the sixty (60)-day period from the expiration of these rights, the Shareholders’ first refusal rights hereunder shall continue to be applicable to any subsequent disposition of the Restricted Shares by such Selling Shareholder. Furthermore, the exercise or non-exercise by the Shareholders to purchase Restricted Shares from such Selling Shareholder shall not adversely affect the Shareholders’ rights to make subsequent purchases from any Selling Shareholder of Restricted Shares. Any proposed Transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed Transfer of any of the Selling Shareholders’ Restricted Shares shall again be subject to the right of the Shareholders under this Section 4 and shall require compliance by the relevant Selling Shareholder with the procedures described in this Section 4.

4.5                               Exempt Transfers. Notwithstanding anything to the contrary contained herein, any right or restriction as provided in this Section 4 shall not apply to (a) any repurchase of Shares by the Company pursuant to any right of repurchase in the event of a termination of employment or consulting relationship or pursuant to the terms of the ESOP, (b) any transfer to (x) the immediate family member of the Selling Shareholder or any entity that is wholly owned by the Selling Shareholder, if the Selling Shareholder is a Founder or Founder Holdco, or (y) an Affiliate of the Selling Shareholder, if the Selling Shareholder is a shareholder of the Company other than any Founder or Founder Holdco, provided that the transferee so transferred shall not be a Competitor of any of the Group Companies, (c) in the case of a Transferor that is a natural person, transfers by the Transferor upon his or her death by will or intestacy to his or her siblings, children, grandchildren, spouse or any other relatives approved by unanimous consent of the Board, or any transfer to the parents, children or spouse, or to trusts for the exclusive benefit of such persons, of any Common Holder for bona fide tax and/or estate planning purposes, (d) any transfer by a Founder or a Partner to any Person not exceeding, when aggregated with all of the Shares previously transferred by such Founder or Partner, ten per cent (10%) of all Shares held by him on the date hereof (for the purpose of this Agreement, “Partners” mean collectively Huang Peng, a PRC citizen whose ID number is ***, and Wang Xiaoming, a PRC citizen whose ID number is ***; and “Partner” means any of them), and (e) without limiting the foregoing subsection (a), any transfer by Fidelity to any Fidelity Persons or charitable organization, provided that the transferee so transferred shall not be a Competitor of any of the Group Companies (each transferee pursuant to the foregoing subsections (b), (c), (d) and (e), a “Permitted Transferee”); provided that adequate documentation therefor is provided to the

Investors to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder. Each Shareholder (other than the Selling Shareholder) hereby waives its right of first refusal and right of co-sale under this Section 4 in respect of such transfer of Restricted Shares to any Permitted Transferee. For the purpose of this Agreement, “Fidelity Persons” means (1) Fidelity International Limited (“FIL”), a company incorporated in Bermuda, and any subsidiary undertaking of FIL from time to time (FIL and its subsidiary undertakings being the “FIL Group”); (2) FMR Corp. (“FMR”), a Delaware corporation, and any subsidiary undertaking of FMR from time to time (FMR and its subsidiary undertakings being the “FMR Group”); (3) any director, officer, employee or shareholder of the FIL Group and/or the FMR Group or members of his family and any company, trust, partnership or other entity (“Fidelity Entities”) formed for his or any of their benefit from time to time (any or all of such individuals and Fidelity Entities being the “Closely Related Shareholders”); (4) any Fidelity Entity controlled by Closely Related Shareholders where “control” shall mean the power to direct the management and policies or appoint or remove members of the board of directors or other governing body of the Fidelity Entity, directly or indirectly, whether through the ownership of voting securities, contract or otherwise, and “controlled” shall be construed accordingly; and (5) any affiliate of any member of the FIL Group and/or the FMR Group (where “affiliate” means any Fidelity Entity controlled by any combination of any Closely Related Shareholders and any member of the FIL Group and/or the FMR Group, and includes the officers, partners and directors of any affiliate). For the purpose of this Agreement, “Affiliate” means (a) in relation to any individual other than a Founder, the immediate family of such individual or any entity controlled by such individual, (b) in relation to a Founder or Founder Holdco, the immediate family of such Founder or any entity wholly owned by such Founder or Founder Holdco (whether by himself or together with other Founders), and (c) in relation to any legal person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified person; provided that, for the purpose of this Section 4, the “Affiliate” of any Selling Shareholder other than any Founder or Founder Holdco shall mean (x) any person in which such Selling Shareholder directly or indirectly owns the voting of more than 75% of the total outstanding equity interest, (y) any person which directly or indirectly owns the voting of more than 75% of the total outstanding equity interest in such Selling Shareholder, or (z) any person which is under the common control with the Selling Shareholder by any other person which directly or indirectly owns the voting of more than 75% of the total equity interest in both such person and such Selling Shareholder. For purposes of this definition and notwithstanding the definition with respect to Fidelity Entities in clause (3) above, a person shall be deemed to be “controlled by” another person if the other possesses, directly or indirectly, power either (i) to vote fifty percent (50%) or more of the securities having voting power for the election of directors of such person, or (ii) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

4.6                               Prohibited Transfers.

(a)                                 In the event a Selling Shareholder should sell any Restricted Shares in contravention of the transfer restrictions in this Section 4 or such Selling Shareholder fails to procure that its transferee (whether a third party transferee, an affiliate or otherwise) agree in writing to be bound by and comply with the rights and obligations of such Selling Shareholder under this Agreement, including, without limitation, all provisions of this Section 4 (each, a “Prohibited Transfer”), the Preferred Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below and such Selling Shareholder shall be bound by the applicable provisions of such option.

(b)                                 In the event of a Prohibited Transfer, each Preferred Holder shall have the right to sell to such Selling Shareholder the type and number of shares of Common Shares, Conversion Shares or Preferred Shares equal to the number of shares each Preferred Holder would have been entitled to transfer to the third-party transferee(s) under Section 4.3(g) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof (assuming the Company had not exercised its right of first refusal and no Preferred Holder had elected to become Purchasing Holders). Such sale shall be made on the following terms and conditions:

(i)                                      The price per share at which the shares are to be sold to such Selling Shareholder shall be equal to the price per share paid by the third-party transferee(s) to such Selling Shareholder in the Prohibited Transfer. The Selling Shareholder shall also reimburse each Preferred Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Preferred Holder’s rights under this Section 4.

(ii)                                   Within thirty (30) days after the later of the dates on which the Preferred Holder (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, each Preferred Holder shall, if exercising the option created hereby, deliver to such Selling Shareholder a duly executed instrument of transfer and the certificate or certificates representing shares to be sold.

(iii)                                The Selling Shareholder shall, upon receipt of the certificate or certificates for the shares to be sold by a Preferred Holder, pursuant to this Section 4.6, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4.6(b)(i), in cash or by other means acceptable to the Preferred Holder.

(iv)                               Notwithstanding the foregoing, any attempt by such Selling Shareholder to transfer Restricted Shares in violation of this Section 4 hereof shall be null and void and the Company agrees it will not affect such a Transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of the holders of a majority of the then outstanding Series A Shares, the holders of a majority of the then outstanding Series B Shares, the holders of a majority of the then outstanding Series C Shares, the holders of a majority of the then outstanding Series D Shares, and the holders of at least 75% of the then outstanding Series E Shares, each voting together as a separate class.

4.7                               Definition of Trade Sale.  For purposes of this Agreement, a “Trade Sale” shall mean (a) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, (b) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Group Companies, (c) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; or (d) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

4.8                               Legend.

(a)                                 Each certificate representing the Restricted Shares shall be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED [*], 2014 BY AND AMONG THE COMPANY, ITS SUBSIDIARIES AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH SHAREHOLDERS AGREEMENT.”

(b)                                 Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.8(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.9                               Restriction on Indirect Transfers.  Notwithstanding anything to the contrary contained herein, without the prior written approval of the holders of a majority of the then outstanding Preferred Shares (including holders of at least 75% of the then outstanding Series E Shares), voting together on an as converted basis (the “Majority Preferred”):

(a)                                 Each of the Founders shall not, and shall cause any other shareholder of each Founder Holdco not to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held, directly or indirectly, by the Founders or any other shareholder in each Founder Holdco to any person, and each Founder Holdco hereby agrees it will not affect a transfer in violation of the foregoing sentence nor will it treat any alleged transferee as the holder of such shares.

(b)                                 Each Founder Holdco shall not, and each Founder shall cause each Founder Holdco not to, issue to any person any equity securities of any Founder Holdco or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of any Founder Holdco.

(c)                                  Each of the Founders shall not, and shall cause any other person not to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by him in the Domestic Companies (as defined in Schedule A) to any person.  Any transfer in violation of this Section 4.9(c) shall be void and each Domestic Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest.

(d)                                 The Domestic Companies shall not, and each of the Founders shall cause the Domestic Companies not to, issue to any person any equity securities of the Domestic Companies, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the Domestic Companies.

4.10                        Term.  The provisions under Section 4.1 through Section 4.9 shall terminate upon the earlier to occur of:

(a)                                 the closing of an initial public offering of the Company; and

(b)                                 a Trade Sale (as defined above).

The period from the date hereof to such termination date is defined as the “Restricted Period”.

4.11                        Series E Investor’s Consent Right.

(a)                                 Notwithstanding anything to the contrary herein and in addition to such restrictions set forth under Section 4.1 through Section 4.9, except for transfers by the Selling Shareholders to Permitted Transferees as provided in Section 4.5 above, without the prior written consent of the holders of at least 75% of the Series E Shares:

(i)                                     none of Zou Shenglong and his Permitted Transferee shall, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of through one or a series of transactions any Restricted Shares held by them to any person during the period commencing from the date hereof to the later of (x) the fifth (5th) anniversary of the date hereof, or (y) the fourth (4th) anniversary of the closing of an initial public offering of the Company; and

(ii)                                  none of the Founders (except for Zou Shenglong), the Partners, and their respective Permitted Transferees shall, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of through one or a series of transactions any Restricted Shares held by them to any person for the period of four (4) years commencing from the date hereof; and

(iii)                               none of the holders of Common Shares which are issued or granted pursuant to the ESOP (but excluding the Partners) and their respective Permitted Transferees shall, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of through one or a series of transactions any Restricted Shares held by them to any person on or before the earlier of (x) the completion of an initial public offering of the Company, and (y) the fourth (4th) anniversary of the date hereof, except carried out in strict accordance with the ESOP duly adopted by the Company.

(b)                                 Any attempt to transfer any Restricted Shares in violation of this Section 4.11 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Restricted Shares without the prior written consent of the holders of at least 75% of the Series E Shares.

4.12                        Restrictions on RS Holdco.  Notwithstanding anything to the contrary contained herein, except carried out in strict accordance with the ESOP duly adopted by the Company, without the prior written approval of the Majority Preferred:

(a)                                 Each of the Founders shall not, and shall cause any other shareholder of the RS Holdco not to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held, directly or indirectly, by the Founders or any other shareholder in the RS Holdco to any person, and the RS Holdco hereby agrees it will not effect a transfer in violation of the foregoing sentence nor will it treat any alleged transferee as the holder of such shares.

(b)                                 The RS Holdco shall not, and each Founder shall cause the RS Holdco not to, issue to any person any equity securities of the RS Holdco or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the RS Holdco.

5.                                      DRAG-ALONG RIGHTS.

5.1                               Drag-Along Rights.  Notwithstanding anything herein to the contrary, but subject to Sections 5.2(a) and 5.6, (i) at any time after the third (3rd) anniversary of the date hereof, if the holders of at least a majority of Common Shares held by the Founder Holdcos and the holders of at least 75% of Series E Shares, approve a Transfer of all Shares held by them or approve a proposed Trade Sale, in each case to a bona fide third party purchaser and based on a total equity value of the Company of no less than US$1,300,000,000, or (ii) ninety-seven (97%) or more of all voting power of the Company, voting together as a single class on an as-converted basis, approve a Transfer of all Shares held by them to a purchaser, or approve a proposed Trade Sale without any requirement in terms of a total consideration, then, in any such event, upon written notice from such Drag-Along Shareholders (as defined below) requesting them to do so, each of the other shareholders of the Company (the “Dragged Shareholders”) shall (i) vote, or give its written consent with respect to, all Shares held by them in favor of such proposed Drag-Along Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Sale; (ii) transfer all of their Shares in such Drag-Along Sale to such purchaser; (iii) refrain from exercising any dissenters’ rights (including without limitation those set forth in Section 8) or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Sale; and (iv) take all actions reasonably necessary to consummate the proposed Drag-Along Sale, including without limitation amending the then existing Restated Articles. All proceeds derived from a Dragged-Along Sale shall be distributed among the holders of Preferred Shares and holders of Common Shares in accordance with the Restated Articles.  Notwithstanding any provision to the contrary, the share transfer restrictions of Section 4 of this Agreement shall not apply to any transfers made pursuant to this Section 5, provided that there shall be no Drag-Along Sale in the event that the Preferred Holders other than the Drag-Along Shareholders (the “Minority”) shall agree to purchase all Shares proposed to be sold by the Drag-Along Shareholders on the same terms as the proposed Drag-Along Sale within 10 Business Days after receipt by the Minority of the Drag Along Notice (as defined below) (the “Minority Purchase Right”), in which case all proceeds derived from such sale shall be distributed among the holders of Preferred Shares (other than the Minority exercising the Minority Purchase Right) and holders of Common Shares in accordance with the Restated Articles. The Minority Purchase Right shall be exercised by the Minority in the manner set forth in Sections 5.6 and 5.7 below.  For the purpose of this Section 5, as required by the context, (i) the shareholders who have the right to approve a Transfer of Shares or a proposed Trade Sale as set forth above are collectively referred to as the “Drag-Along Shareholders” and such Transfer of all Shares or a proposed Trade Sale each is referred as a “Drag-Along Sale”; and (ii) the purchaser in a Drag-Along Sale shall not be deemed a bona fide third party purchaser if (x) the Series E Investor, individually or in the aggregate, directly or indirectly owns or controls the voting of more than 30% of the total outstanding equity interest in such purchaser, (y) such purchaser directly or indirectly owns or controls the voting of more than 30% of the total outstanding equity interest in any Series E Holder, or (z) there exists a Person that directly or indirectly owns or controls the voting of more than 30% of the total equity interest in both such purchaser and any Series E Holder.

5.2                               Representation and Undertaking.

(a)                                 Any such sale or disposition by the Dragged Shareholders shall be on the terms and conditions as the proposed Drag-Along Sale by the Drag-Along Shareholders.  Subject to Section 5.3, such Dragged Shareholders shall be required to make customary and usual representations and warranties in connection with the Drag-Along Sale, including, without limitation, those as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind other than customary permitted liens, the Shares proposed to be transferred or sold by such persons or entities; and such sale or transfer not constituting a violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Shareholders or any material contract to which such Dragged Shareholders is a party or by which they are bound, and shall, severally and not jointly, indemnify and hold harmless the purchasers against all costs, damages, expenses, losses, judgments or liabilities for any breach or alleged breach of any representation or warranty made by such Dragged Shareholders under the terms of the agreements relating to such Drag-Along Sale, which indemnification shall be limited, in the aggregate, to each such Dragged

Shareholder’s pro rata share of the indemnification amount and in no event exceed the amount of consideration actually paid to such Dragged Shareholder in connection with such Drag-Along Sale.

(b)           Subject to Section 5.3 hereof, each of the Dragged Shareholders undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority or any third party (the “Consents”), which are required to be obtained or made in connection with the Drag-Along Sale; provided, that such Consents should be obtained or made without significant expenses. Each of the Drag-Along Shareholders and the Dragged Shareholders further undertakes to pay its pro rata share of costs and expenses arising out of or in connection with the Drag-Along Sale.

5.3          Drag-Along Notice. Prior to making any Drag-Along Sale in which the Drag-Along Shareholders wish to exercise their rights under this Section 5, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed date of closing of the Drag-Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (a) the name and address of the purchasers; (b) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by each of the purchasers; (c) the Drag-Along Sale Date; (d) the number of shares held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders; and (e) the number of Shares of the Dragged Shareholders to be included in the Drag-Along Sale, as applicable.  In the event that the Drag-Along Sale Date does not occur within ninety (90) days after the date of the Drag-Along Notice, the shareholders of the Company shall have no obligations to sell their Shares unless they receive a new Drag-Along Notice or otherwise agree with the purchaser(s) in writing.

5.4          Transfer Certificate.  In the event that the Drag-Along Sale is structured as sale of Shares, on the Drag-Along Sale Date, each of Drag-Along Shareholders and the Dragged Shareholders shall each deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Shares to be included in the Drag-Along Sale, duly endorsed for transfer with signatures guaranteed, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice.

5.5          Payment. In the event that the Drag-Along Sale is structured as sale of Shares, the consideration per share to be paid to the Dragged Shareholders and the Drag-Along Shareholders pursuant to the proposed Drag-Along Sale shall be determined with reference to Article 65(2) of the Restated Articles.  If the Drag-Along Shareholders or the Dragged Shareholders receive the purchase price for their Shares or such purchase price is made available to them as part of a Drag-Along Sale and, in either case they fail to deliver the relevant signed instruments of transfer and the certificates evidencing their Shares as described in this Section 5, they shall for all purposes be deemed to have agreed to a transfer of their Shares to the purchaser (and the register of members of the Company shall be updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any Shares held by them, shall have no other rights or privileges as a shareholder of the Company and, in the event of liquidation of the Company, their rights with respect to any consideration they would have received if they had complied with this Section 5, if any, shall be subordinate to the rights of any equity holder.  In addition, the Company shall stop any subsequent transfer of any such shares held by such shareholders.

5.6          Minority Purchase Right. The Minority shall deliver a written notice (the “Minority Notice”) to the Drag-Along Shareholders and the Company within 10 Business Days after receipt by the Minority of the Drag Along Notice stating that the Minority intend to purchase such number of Common Shares or Conversion Shares held by the Drag-Along Shareholders on the same terms as proposed by the prospective purchaser in the Drag-Along Sale, including, the purchase price and terms of payment associated with such sale and the proposed closing date of such sale.

5.7          Closing of Minority Purchase.  At the closing of the transaction to be entered into pursuant to the Minority Purchase Right, the Minority shall remit to each of the Drag-Along Shareholders the same per share consideration (the cash portion of which shall be paid by delivery of a certified check or wire transfer of immediately available funds to an account designated by each Drag-Along Shareholder) for each Share purchased by the Minority pursuant to the Minority Purchase Right against delivery by each of the Drag-Along Shareholders of certificates for all Shares to be sold by the Drag-Along Shareholders, duly endorsed or with duly executed stock powers.

5.8          Term. The provisions under this Section 5 shall terminate upon the earlier to occur of:

(a)           the closing of an initial public offering of the Company; and

(b)           a Trade Sale (as defined above).

6.                                      ASSIGNMENT AND AMENDMENT.

6.1          Assignment. Notwithstanding anything herein to the contrary:

(a)           Information and Inspection Rights; Registration Rights. The rights of the Investors under Section 1.1 may be assigned to any holder of Preferred Shares, and the registration rights of the Holders under Section 2 may be assigned to any Holder or to any person acquiring Registrable Securities in a permitted transfer provided that no party may assign any of such registration rights to any entity that is organized or domiciled in the PRC; and provided further, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided, further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.

(b)           Rights of First Offer; Right of First Refusal; Co-Sale Rights; Drag-Along Rights. The rights of each Investor or each holder of Preferred Shares under Sections 3, 4 and 5 are fully assignable in connection with a permitted transfer of Shares of the Company by such Investor or such holder of Preferred Shares, as the case may be; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by such assigning party at the time of such assignment, stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided, further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.

6.2          Amendment of Rights. Any term of this Agreement may be amended only with the written consent of the Company, the holders of a majority of the Preferred Shares, provided, however, that any amendments to any rights of the Founders, other holders of Common Shares, the holders of Series A-1 Shares, the holders of Series B Shares, the holders of Series C Shares, the holders of Series D Shares, or the holders of Series E Shares, as the case may be, shall require the prior written approval of the Founders, the holders of at least a majority of then outstanding Common Shares, the holders of a majority of then outstanding Series A-1 Shares, the holders of a majority of then outstanding Series B Shares, the holders of a majority of then outstanding Series C Shares, the holders of a majority of then outstanding Series D Shares, or the holders of at least 75% of then outstanding Series E Shares, as the case may be, each voting together as a separate class; provided, further, that any parties hereto may waive any of its rights hereunder without obtaining the consent of any other party. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon the parties hereto and their respective assigns.

7.                                      CONFIDENTIALITY, NON-DISCLOSURE AND NON-COMPETE.

7.1          Disclosure of Terms. The terms and conditions of this Agreement, the Series A Subscription Agreement, the Series B Subscription Agreement, the Series C Subscription Agreement, the Series D Share Purchase Agreement, the Share Purchase Agreement and all exhibits and schedules attached to such agreements, including their existence, and the record and beneficial ownership of the Series C Investors (collectively, the “Financing Terms”) shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

7.2          Press Releases. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by all of the Investors, which approval shall not be unreasonably withheld. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent.

7.3          Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Financing Terms or confidential information obtained from the Company to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys on a need-to-know basis, in each case only where such persons or entities are under appropriate nondisclosure obligations (the “Permitted Disclosures”). Without limiting the generality of the foregoing, the Investors and any Group Company’s directors designated by the holders of Preferred Shares shall be entitled to disclose the Financing Terms and other information related to the Company or any Subsidiary for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors, or as required by law, government authorities, exchanges and/or regulatory bodies, including the SEC (or the equivalent in other jurisdictions).

7.4          Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Series A Subscription Agreement, the Series B Subscription Agreement, the Series C Subscription Agreement, the Series D Share Purchase Agreement, the Share Purchase Agreement and any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 7, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

7.5          Company Confidential Information. Each of the Investors agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than (i) to monitor its investment in the Company and (ii), with respect to the Series E Investor, subject to any confidentiality obligation as provided in the business cooperation agreement executed or to be executed by the Series E Investor or its Affiliate and the applicable Group Company, to conduct any business cooperation with the Group Companies under such agreement, any confidential information obtained from any Group Company pursuant to Section 1 of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 7), (ii) is or has been independently developed or conceived by such Investor without use of any Group Company’s confidential information or (iii) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company or any other Group Company; provided, however, that such Investor may disclose confidential information (a) pursuant to Permitted Disclosures as defined in Section 7.5, or (b) to any associate, partner, member, shareholder or wholly owned subsidiary of such Investor in the ordinary course of business, or (c) as may otherwise be required by law, provided that such Investor has taken reasonable steps to minimize the extent of any such required disclosure.

7.6          Investors’ Non-Compete.  If any Investor (other than the Series E Investor) or any of its Affiliates becomes a Competitor (as such term is applicable to such Investor or Affiliates), (A) the right of such Investor to appoint its Director or observer of the Company or any Subsidiary pursuant to Section 1.3(b)(ii), Section 1.3(b)(iii) or Section 1.3(b)(v) of this Agreement shall terminate, as the case may be, (B) the Board of Directors of the Company is entitled to remove the Director or observer so appointed by such Investor in accordance with the terms of this Agreement and the Restated Articles, (C) except as required by law and subject to

Section 1.1(a), the right of such Investor to any other non-public information of any Group Company shall terminate.

7.7          Founders’ Non-Compete.  Each Founder hereby covenants and undertakes that he shall devote substantially one hundred percent (100%) of his working time and attention to the business of the Group Companies, and use his best efforts to develop the business and care for the interests of the Group Companies.  Each Founder hereby further covenants and undertakes that, during the period when he holds any direct or indirect equity interest in any Group Company and for a further period of twenty four (24) months thereafter, without the prior written consent of the holders of at least 75% of Series E Shares and a majority of the Series D Holders, he shall not, and shall ensure that the companies that such Founder directly or indirectly controls or holds at least three percent (3%) equity interests in (other than the Company and its direct and indirect subsidiaries) do not, directly or indirectly, (i) compete with the business of any Group Company, (ii) induce or attempt to induce any client, customer, supplier, licensee or other business relation of any Group Company to do business with it (other than for the sole benefit of the Group Companies) or to reduce or cease doing business with any Group Company (such business includes providing downloading or online video services, or downloading, online video and storage services provided through cloud technology, or online games, but excludes content resale), or in any way interfere with the relationship between any such client, customer, supplier, licensee or business relation, on the one hand, and any Group Company, on the other hand or (iii) induce or attempt to induce any employee, salesperson or representative of any Group Company to leave the employment of any Group Company, or in any way interfere with the relationship between any Group Company, on the one hand, and any employee, salesperson or representative thereof, on the other hand, unless, in each case of (i), (ii) and (iii), the approval of at least six (6) affirmative votes of the Board, including the affirmative vote of one (1) Series E Director and at least three (3) affirmative votes of any of the Series D Director, the Series A-1 Director or the Series A Director, has been obtained by such Founder, provided that, affirmative votes by Directors appointed by such Founder shall not be counted towards the number of affirmative votes of the Board so required.

7.8          Other Information. The provisions of this Section 7 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby

7.9          Notices. All notices required under this Section 7 shall be made pursuant to Section 11 of this Agreement.

8.             PROTECTIVE PROVISIONS.

8.1          Acts Requiring Majority Approval of Series E Shares.  In addition to such other limitations as may be provided under applicable laws and in the Restated Articles, so long as the Series E Holders continue to hold at least ten percent (10%) of the Company’s total Shares on an as converted basis, none of the following actions shall be carried out by the Company or any Group Company, except with the prior written consent of the holders of at least 75% of the then outstanding Series E Shares, voting together as a single class, whether by amendment, merger, amalgamation, consolidation, scheme of arrangement or otherwise (for the purposes of this

Section 8, the term “Company” means, unless where wholly inapplicable, the Company and the Subsidiaries):

(a)           any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Series E Shares;

(b)           any action that authorizes, creates or issues any class of the Company securities including without limitation those having rights, preferences or privileges superior to or on a parity with any Series E Shares;

(c)           any action that increases or decreases the authorized number of the Series E Shares or any increase or decrease in the authorized share capital of the Series E Shares;

(d)           any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series E Shares;

(e)           any increase, decrease or change of the share capital of the Company, except for purpose of the implementation of the ESOP;

(f)            cease to conduct or carry on the principal business of any Group Company substantially as currently conducted;

(g)           sell, lease or dispose of all or a substantial part of the undertaking, goodwill or assets of any Group Company;

(h)           increase, reduce or cancel the authorized or issued share capital of any Group Company or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Series E Investor in the Company, except for purpose of the implementation of the ESOP;

(i)            settle, adopt or alter the terms of any profit sharing scheme or any employee share option or share participation schemes (including the ESOP);

(j)            amend the accounting policies currently adopted by the Company or change the fiscal year of the Company;

(k)           appoint or change the auditors of any Group Company;

(l)            borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(m)          create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security) on all or any of the undertaking, assets or rights of the Company and/or any Subsidiary except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business not exceeding RMB500,000 (or its equivalent in other currency or currencies) in a single transaction or not exceeding RMB2,000,000 in the aggregate in any financial year;

(n)           sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by any Group Company that are material or critical to the business of the Group Companies;

(o)           pass any resolution for the winding up of any Group Company or undertake any merger, reconstruction or liquidation exercise concerning any Group Company except for those that are solely in connection with restructuring for tax purposes which would not have adverse impact on the condition of the Group Companies (business, financial or otherwise) and the benefits and interests of the Series E Investor;

(p)           approve or make adjustments or modifications to terms of any transaction or series of transactions between any Group Company on one hand and any of its shareholder, director, senior manager at the VP (or the higher) level or any of their affiliates or any shareholder, director, senior manager at the VP (or the higher) level of such affiliates on the other hand, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of the Company/and/or its subsidiaries;

(q)           dispose of or dilute the Company’s equity interests, directly or indirectly, in any other Group Company;

(r)            any material change to the five-year business plan and forecast of the Company provided to the Series E Investor prior to the date hereof as attached hereto as Exhibit I, and any material change to the budget of the Company provided to the Series E Investor; and any transaction outside or in divergence of such business plan, forecast or budget;

(s)            initiate or settle any material suit, arbitration or similar proceeding in relation to any Group Company;

(t)            any increase of compensation by more than 20% for any of the five most-highly paid employees of the Company; or

(u)           any activity out of the ordinary course of business of any Group Company.

8.2          Acts Requiring Majority Approval of Series D Shares.  In addition to such other limitations as may be provided under applicable laws and in the Restated Articles, so long as the Series D Threshold (as defined in Section 1.3(b)(ii) above) is met, none of the following actions shall be carried out by the Company or any Group Company, except with the prior written consent of the holders of at least a majority (51%) of the then outstanding Series D Shares, voting together as a single class, whether by amendment, merger, amalgamation, consolidation, scheme of arrangement or otherwise:

(a)           any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Series D Shares;

(b)           any action that authorizes, creates or issues any class of the Company securities having rights, preferences or privileges superior to or on a parity with any Series D Shares or any other securities of the Company;

(c)           any action that increases or decreases the authorized number of the Series D Shares or any increase or decrease in the authorized share capital of the Series D Shares;

(d)           any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of any of the Series D Shares; and

(e)           the appointment of an accounting firm not one of the “Big 4” accounting firms to be the auditor of any Group Company;

provided that none of the Company or any Group Company shall carry out any of the following without the prior consent of the holders of at least a majority (51%) of the outstanding Series D Shares, voting together as a single class:

(i)             an initial public offering of any Group Company, unless the offering is a Qualified IPO; and

(ii)            any (w) sale, lease, transfer or other disposition of all or substantially all of the assets of the Company; (x) transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company; (y) sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; or (z) merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, in each case, with a total consideration value (“Trade Sale Consideration Value”) of less than US$1,300,000,000, provided that if the counterparty in any transaction under (i) or (ii) above has assumed less than all of the liabilities of the Company, then the value of the remaining liabilities of the Company shall be subtracted from the total consideration value of such transaction for purposes of determining whether the Trade Sale Consideration Value of such transaction is less than US$1,300,000,000 pursuant to this Section 8.2.

8.3          Acts Requiring Majority Approval of Series C Shares. In addition to such other limitations as may be provided under applicable laws and in the Restated Articles, for as long as the Series C Holders continue to hold at least ten percent (10%) of the Company’s total Shares on an as converted basis, none of the following actions shall be carried out by the Company or any Group Company, except with the prior written consent of the holders of at least a majority (51%) of the then outstanding Series C Shares, voting together as a single class, whether by amendment, merger, amalgamation, consolidation, scheme of arrangement or otherwise:

(a)           any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Shares;

(b)           any action that authorizes, creates or issues any class of the Company securities having rights, preferences or privileges superior to or on a parity with any Series C Shares or any other securities of the Company;

(c)           any action that increases or decreases the authorized number of the Series C Shares or any increase or decrease in the authorized share capital of the Series C Shares; and

(d)           any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of any of the Series C Shares.

8.4          Acts Requiring Majority Approval of Series B Shares. In addition to such other limitations as may be provided under applicable laws and in the Restated Articles, for as long as the Series B Holders continue to hold at least ten percent (10%) of the Company’s total Shares on an as converted basis, the following acts of the Company shall require the prior written approval of the holder(s) of at least a majority (51%) of the outstanding Series B Shares, voting together as a single class:

(a)           any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, Series B Shares;

(b)           any action that authorizes, creates or issues any class of the Company securities having rights, preferences or privileges superior to or on a parity with any class of Series B Shares or any other securities of the Company;

(c)           any action that increases the authorized number of the Series B Shares, or any increase or decrease in the authorized share capital of the Company;

(d)           any consolidation or merger with or into any other business entity or the sale, lease, transfer or other disposition of all or substantially all the assets of the Company or the license out of all or substantially all of the Company’s intellectual property rights, in each case in transactions with a total consideration value less than US$100,000,000; and

(e)           any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of any of the Series B Shares.

8.5          Acts Requiring Majority Approval of Series A-1 Shares. In addition to such other limitations as may be provided under applicable laws and in the Restated Articles, for as long as the Series A-1 Holders continue to hold at least ten percent (10%) of the Company’s total Shares on an as converted basis, the following acts of the Company shall require the prior written approval of the holder(s) of at least a majority (51%) of the outstanding Series A-1 Shares, voting together as a single class, which consent shall not be unreasonably withheld, provided however that in no event shall the dividend, voting, liquidation and conversion rights of the Series A-1 Shares as set forth in the Restated Articles be altered without the prior written approval of the holders of a majority of the Series A-1 Shares:

(a)           any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, Series A-1 Shares;

(b)           any action that authorizes, creates or issues any class of the Company securities having rights, preferences or privileges superior to or on a parity with any class of Series A-1 Shares or any other securities of the Company;

(c)           any action that increases the authorized number of the Series A-1 Shares, or any increase or decrease in the authorized share capital of the Company;

(d)           any consolidation or merger with or into any other business entity or the sale, lease, transfer or other disposition of all or substantially all the assets of the Company or the license out of all or substantially all of the Company’s intellectual property rights, in each case in transactions with a total consideration value less than US$100,000,000; and

(e)           any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of any of the Series A-1 Shares.

8.6          Acts Requiring Requisite Consent of Series E, Series D, Series B and Series A-1 Shares.  In addition to such other limitations as may be provided under applicable laws and in the Restated Articles, for as long as each of the Series B Holders and the Series A-1 Holders continue to hold at least ten percent (10%) of the Company’s total Shares on an as converted basis, the following acts of the Company shall require the prior written approval of both the holder(s) of at least a majority (51%) of the outstanding Series B Shares, and the holder(s) of at least a majority (51%) of the outstanding Series A-1 Shares, each voting separately as a single class. (If either the Series B Holders or the Series A-1 Holders do not hold at least ten percent (10%) of the Company’s total Shares, such acts will only require the requisite consent of the class of Series B or Series A-1 holders, as the case may be, which continue to hold such 10% of the total Shares on an as converted basis.) In addition, for as long as the Series D Holders continue to meet the Series D Threshold, the following acts of the Company shall require the prior written approval of the holder(s) of at least a majority (51%) of the outstanding Series D Shares. In addition, for as long as the Series E Holders continue to hold at least ten percent (10%) of the Company’s total Shares on an as converted basis, the following acts of the Company shall require the prior written approval of the holder(s) of at least 75% of the outstanding Series E Shares:

(a)           any action that repurchases, redeems or retires any of the Company’s voting securities other than pursuant to any redemption rights provided in the Restated Articles, or contractual rights to repurchase Common Shares from employees, directors or consultants of the Company or its subsidiaries at the lower of (i) the original purchase price paid by such employees, directors or consultants for such Common Shares or (ii) the fair market value of such Common Shares, which shall be a price set by the Board upon termination of their employment or services or pursuant to the terms of the ESOP or pursuant to the exercise of a contractual right of first refusal held by the Company, or the Company’s Transfer, repurchase and cancellation of the Treasury Shares;

(b)           any amendment of the Restated Articles or other constitutional documents;

(c)                                  the dissolution, liquidation or winding up, the initiation of bankruptcy proceedings, or application for appointment of a receiver, judicial manager or the like;

(d)                                 the declaration or payment of any dividend on any Shares of any Group Company or the decision not to declare the distributable profits of any Group Company as dividends;

(e)                                  any change in the number of directors of the Company; and

(f)                                   any initial public offering or public offering of any debt or equity securities of any Group Company, unless the offering is a Qualified IPO or is otherwise approved by at least five (5) members of the Board, including one (1) Series E Director and the Series D Director.

8.7                               Acts Requiring Super-majority Approval of the Board. In addition to such other limitations as may be provided under applicable laws and in the Restated Articles and subject to Section 8.1, any of the following acts of the Company shall require at least five (5) affirmative votes of the Board, including the affirmative vote of at least three (3) affirmative votes of any of the Series E Directors, the Series D Director, the Series A-1 Director or the Series A Director:

(a)                                 extension of any loan or advance to, or ownership of any stock or other securities of, any subsidiary or other corporation, partnership, or other entity in excess of US$800,000 unless such entity is wholly owned by a Group Company or such loan is used to increase the registered capital of a Group Company;

(b)                                 extension of any loan or advance to any person, including, without limitation, any employee or director of the Company, except such temporary advances and similar expenditures below US$50,000 as are incurred in the ordinary course of business or under the terms of the ESOP;

(c)                                  directly or indirectly guarantee any indebtedness for any person other than affiliates of the Company, and except for trade accounts of any of the Group Companies arising in the ordinary course of business;

(d)                                 incurrence of any indebtedness in excess of US$2,000,000 individually or in the aggregate in a series of related transactions during any fiscal year that is not included in the budget approved by the Board, other than trade credit or working capital loans incurred in the ordinary course of business;

(e)                                  the repayment, termination or cancellation of any indebtedness from proceeds to the Company of the sale of Series B Shares pursuant to the Series B Subscription Agreement;

(f)                                   any transaction or series of transactions between the Company and any shareholder, director, officer or employee of the Company or their Affiliates;

(g)                                  any incurrence of any security interest (other than equipment leases or bank line of credit), lien or other encumbrance on any assets of the Company;

(h)                                 any material change in the Company’s business plan, change of the principal business of the Company, entry into new lines of business, or exit of the current line of business of any Group Company;

(i)                                     the approval or amendment of the Company’s annual budget;

(j)                                    the appointment or removal of the auditors of any Group Company and the determination of their fees, remuneration or other compensation;

(k)                                 any initial public offering or public offering of any debt or equity securities of any Group Company;

(l)                                     determination of the compensation of the Founders, the CEO and the CFO of the Company, provided that, with respect to the determination of the compensation of a Founder, affirmative votes by Directors appointed by such Founder shall not be counted towards the number of affirmative votes of the Board required for such action;

(m)                             appointment and removal of the CFO of the Company;

(n)                                 the acquisition or leasing of any real estate by the Company, other than commercial office, manufacturing or warehouse space used in the ordinary course of business;

(o)                                 any action that repurchases, redeems or retires any of the Company’s voting securities other than pursuant to any redemption rights provided in the Restated Articles or contractual rights to repurchase Common Shares from employees, directors or consultants of the Company or its subsidiaries at the lower of (i) the original purchase price paid by such employees, directors or consultants for such Common Shares or (ii) the fair market value of such Common Shares, which shall be a price set by the Board upon termination of their employment or services or pursuant to the terms of the ESOP or pursuant to the exercise of a contractual right of first refusal held by the Company, or the Company’s Transfer, repurchase and cancellation of the Treasury Shares;

(p)                                 sale, transfer, license, pledge of or creation of encumbrance over technology or intellectual property of the Company, other than licenses granted in the ordinary course of business; and

(q)                                 consolidation or merger with or into any other business entity or the sale, lease, transfer or other disposition of all or substantially all the assets of the Company or the license out of all or substantially all of the Company’s intellectual property rights.

8.8                               Approval of M&A Matters. In addition to such other limitations as may be provided under applicable laws and in the Restated Articles and subject to Section 8.1, any merger or acquisition transaction of the Company with a total consideration value of more than US$10,000,000 shall require at least six (6) affirmative votes of the Board, including at least three (3) affirmative votes of any of the Series E Directors, the Series D Director, the Series A-1 Director or the Series A Director.

8.9                               Acts Requiring Special Approval of the Board. In addition to such other limitations as may be provided under applicable laws and in the Restated Articles and subject to Section 8.1, any of the following acts of the Company shall require at least five (5) affirmative votes of the Board, provided that any Director with a conflict of interest shall be required to abstain from voting in any Board decisions relating to the actions in which such Director has a conflict of interest:

(a)                                 any investment or incurrence of any commitment to invest in excess of US$5,000,000 at any time in respect of any single transaction or in excess of US$20,000,000 at any time through a series of related transactions in any fiscal year of any Group Company, other than investments in prime commercial paper, money market funds, certificates of deposit in any international bank having a net worth in excess of US$100,000,000 or obligations issued or guaranteed by the United States or other sovereign government, in each case having a maturity not exceeding two (2) years (if any such investments are proposed to be made in any person or entity in which any of the Investors is a shareholder, the Director appointed by such Investor shall be deemed to have a conflict of interest for purposes of this Section 8.9(a) and shall abstain from voting in any Board discussion or action regarding such investments);

(b)                                 the adoption or amendment of the ESOP or any other employee equity incentive plans (if any such proposed adoption or amendment of the ESOP or employee equity incentive plans would affect the equity ownership of a Founder in the Group Companies or otherwise relates to a Founder, such Founder Directors shall be deemed to have a conflict of interest for purposes of this Section 8.9(b) and shall abstain from voting in any Board discussion or action regarding actions described in this Section 8.9(b);

(c)                                  appointment and removal of the CEO of the Company (Zou Shenglong shall not be deemed to have a conflict of interest for purposes of this Section 8.9(c) and shall be entitled to vote in any Board discussion or action regarding such appointment or removal); and

(d)                                 the establishment of any other brands for companies other than current brands of the Group Companies.

8.10                        Senior Management Appointment. The Investors and the Company agree that the power to appoint, remove, dismiss and/or terminate the employment of the Chief Executive Officer (“CEO”) and the Chief Financial Officer of each Group Company shall vest with the Board, requiring consent of five (5) directors, including one Series E Director, the Series D Director and at least two of the Founder Directors.  The CEO so appointed by the Board shall have power to appoint, remove, dismiss and/or terminate the employment of the Managing Director, Chief Operating Officer, Chief Technical Officer and Vice Presidents, or their equivalents (all such officers, the “Senior Management Personnel”) and other officers and other employees of any Group Company, other than the Chief Financial Officer (who shall be appointed, removed and/or terminated by the Board), and provided, however, that the remuneration of such Senior Management Personnel shall be subject to the approval of the Board.

8.11                        Termination of Rights. The rights set forth in this Section 8 shall terminate upon the earlier of:

(i)                                      closing of an initial public offering of the Company; or

(ii)                                   a Liquidation Event or Deemed Liquidation Event, as such terms are defined in the Restated Articles.

9.                                      EMPLOYEE OPTIONS.

9.1                               The Board shall have power to grant incentive awards, including options, restricted shares, restricted share units and any other types of incentive awards (such awards, the “2010 Options”) to full-time employees, directors (other than the Founder Directors and the Founders), officers and consultants of any Group Company in accordance with 2010 ESOP; provided that:

(a)                                 the total number of Shares issued pursuant to such 2010 Options and the total number of Shares for the time being subject to such 2010 Options pursuant to the 2010 ESOP shall not in aggregate exceed 26,822,828 Shares (as proportionally adjusted for any combination, consolidation, sub-division or split up of any Common Shares or any new issue of Preferred Shares).

(b)                                 each such grant under the 2010 ESOP shall be on such terms (including as to conditions of vesting and exercise and exercise price) as shall be approved by the Board, but in any event the Board shall not allow any option to be exercised prior to an initial public offering or Trade Sale. Subject to these restrictions, 2010 Options shall vest over not less than a four-year period with the first 25% of such shares vesting after twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months. Each of the parties hereto (with the exception of the Company) hereby waives any right of pre-emption which it may have or acquire in respect of any grant of employee share 2010 Options or issue of Shares on exercise pursuant to such option scheme up to the maximum number of Shares;

(c)                                  all 2010 Options granted under the 2010 ESOP vested but not exercised by the holder thereof shall lapse automatically at the expiration of one (1) month after the date of termination of employment, directorship or service, as the case may be, with the Group Companies (the Group Companies may however make other reasonable arrangements with the service providers who provide services to the Group on an assignment, case-by-case or job basis and are not officers or employees of the Company or subject to any contract of continuous services); and

(d)                                 the Company shall retain a “right of first refusal” on transfers by any employee of Shares issued upon exercise of 2010 Options until an initial public offering or Trade Sale and the right to repurchase any such Shares obtained through exercise of 2010 Options held by the employees, directors and consultants granted under this Section 9.1, at a fair price as determined by the auditors of the Company upon termination of employment, directorship or service prior to an initial public offering or Trade Sale.

9.2                               The Board shall have power to grant restricted shares to the senior management, counsels or consultant of the Company in accordance with the 2013 RS Plan, pursuant to which the total number of Shares issued pursuant to such plan and the total number of Shares for the time being subject to such plan shall not in aggregate exceed 9,073,732 Shares (as proportionally adjusted for any combination, consolidation, sub-division or split up of any Common Shares or any new issue of Preferred Shares).

10.                               ADDITIONAL AGREEMENTS.

10.1                        Qualified IPO.  No later than February 6, 2017, the Company shall use its best efforts to complete a Qualified IPO. A “Qualified IPO” shall mean a firm commitment underwritten initial public offering by the Company of its Common Shares on the NASDAQ Global Market, the New York Stock Exchange, Hong Kong Stock Exchange (main board), Shenzhen Stock Exchange or Shanghai Stock Exchange.

10.2                        Redemption Right.

(a)                                 If a Qualified IPO has not occurred by February 28, 2017, the Series D Holders shall have the right (the “Series D Redemption Right”), at any time after February 28, 2017 but not later than February 28, 2018, to request the Company to purchase all Shares then held by the Series D Holders (the “Series D Redemption”), at a per share price which shall be equal to the aggregate amount of (x) the price paid per such Share pursuant to the Series D Share Purchase Agreement (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events), plus (y) all declared but unpaid dividends and distributions on each such Share calculated up to and including the date of redemption plus interest of eight (8) percent per annum compounded annually from the date of the actual purchase of the Shares by the Series D Holders up to and including the date of redemption (the “Series D Redemption Price”).

(b)                                 At any time after March 1, 2018 but not later than March 1, 2019, the Series E Holders shall have the right (the “Series E Redemption Right”) to request the Company to purchase all or any portion of the Series E Shares then held by the demanding Series E Holders (the “Series E Redemption”), at a per share price which shall be equal to the aggregate amount of (x) the Original Issue Price (as defined in the Restated Articles) applicable to each Series E Share (as appropriately adjusted for any share split, share division, share combination, share dividend or similar events), plus (y) interest on the Original Issue Price applicable to each Series E Share at a rate of fifteen percent (15%) per annum, compounded annually, from the actual issuance date of such Series E Share up to and including the date of redemption, plus (z) all declared but unpaid dividends and distributions on such Series E Share (the “Series E Redemption Price”).

(c)                                  Redemption Priority.  In the event that any Series D Holder has elected to exercise its Series D Redemption Right pursuant to Section 10.2(a) and, prior to the payment by the Company of the aggregate Series D Redemption Price in full, any Series E Holder has elected to exercise its Series E Redemption Right pursuant to Section 10.2(b), (i) the Company shall first redeem all of the Shares requested by such Series D Holder to be redeemed and pay to such Series D Holder the full amount of the aggregate Series D Redemption Price, and (ii) the Company may not redeem, and no Series E Holder may cause the Company to redeem, any Series E Shares unless and until payment has been made in full in respect of the aggregate Series D Redemption Price.

10.3                        Additional Series E Investors.  All parties hereto agree to extend the benefits of this Agreement to any Person who, in addition to the Series E Investor, also acquires Series E Shares in the transactions contemplated by the Share Purchase Agreement and has delivered a deed of accession to the Company whereby such Person undertakes to be bound by the provisions of this Agreement.  From and after the date such deed of accession is delivered, such Person shall be deemed a Series E Investor and a party to this Agreement for all purposes of this Agreement.

10.4                        Anti-Dilution Adjustment.

(a)                                 All parties hereto acknowledge that (i) the anti-dilution right of the Series C Investors (the “Series C Anti-dilution Right”) pursuant to Article 66(3)(a)(iv) of the Third Amended and Restated Articles of Association of the Company, adopted as of April 14, 2011, was triggered as a result of the Company’s issuance of Series D Shares to the Series D Investor pursuant to the Series D Share Purchase Agreement, and (ii) the then effective Series C Conversion Price was adjusted by the Company to be US$4.14 as per Article 66(3)(a)(iv) of the Third Amended and Restated Articles of Association of the Company, in lieu of issuance of additional Shares to the Series C Investors, to fully satisfy the Series C Anti-dilution Right of the Series C Investors.  Each Series C Investor hereby acknowledges and confirms that its Series C Anti-dilution Right has been fully and sufficiently compensated by the Company’s such adjustment of the then effective Series C Conversion Price, and it will not further request to exercise any Series C Anti-dilution Right in connection with the issuance of the Series D Shares.

(b)                                 All parties hereto acknowledge that (i) the anti-dilution right of Series C Shares held by CRP Holding Limited (“CRP Holding”) and Series D Shares (the “Series C/D Anti-dilution Right”) pursuant to Article 66(3)(a)(iv) of the Fourth Amended and Restated Articles of Association of the Company, dated February 6, 2012 and amended on January 29, 2014, was triggered as the result of the Company’s issuance of Series E Shares to the Series E Investor pursuant to the Share Purchase Agreement, and (ii) the then effective applicable Conversion Prices with respect to Series C Shares and Series D Shares was adjusted by the Company to be US$3.64141727 (with respect to Series C Shares held by CRP Holding), and US$2.86129657 (with respect to Series D Shares) respectively, as per Article 66(3)(a)(iv) of the Fourth Amended and Restated Articles of Association of the Company, in lieu of issuance of additional Shares to CRP Holding and the Series D Investor, to fully satisfy the Series C/D Anti-dilution Right of CRP Holding and the Series D Investor (the “Agreed Adjustment”).  Each of CRP Holding and the Series D Investor hereby acknowledges and confirms that its Series C/D Anti-dilution Right has been fully and sufficiently compensated by the Company’s such adjustment of the applicable Conversion Prices, and it will not further request to exercise any Series C/D Anti-dilution Right in connection with the issuance of the Series E Shares pursuant to the Share Purchase Agreement (but excluding, for the avoidance of doubt, any issuance of Series E Shares pursuant to the warrants relating thereto).

It is noted, however, that the applicable Conversion Price with respect to Series C Shares held by CRP Holding and Series D Shares, as adjusted above, is based on the closing of the sale and issuance of the Series E Shares by the Company at a per share purchase price of US$2.81787412 for an aggregate consideration (before deducting any commission, fee or expense payable in connection therewith) of US$300 million (the “Series E Consideration”) in two separate deals, with the first deal of US$200 million and the Subsequent Sale (as defined in the Share Purchase Agreement) of US$100 million pursuant to the Share Purchase Agreement. The Company, CRP Holding and the Series D Investor agree that if the Subsequent Sale fails to close,

(i)                                     the Conversion Price for Series C Shares held by CRP Holding pursuant to the Agreed Adjustment shall be adjusted to and calculated as follows: the Conversion Price for Series C Shares held by CRP Holding shall equal to the product obtained by multiplying US$4.14 (the applicable conversion price for Series C Shares held by CPR Holdings immediately before the date hereof) multiplied by a fraction, the numerator of which shall be the number of Common Shares (including Common Shares issuable upon conversion of the Preferred Shares, at the prevailing Conversion Price, however, excluding those number of Shares held by the Series D Investor to be repurchased by the Company from the Series D Investor pursuant to Section 10.6 hereof) issued and outstanding immediately prior to the Closing (as defined in the Share Purchase Agreement), plus the number of Shares that US$200 million would purchase at US$4.14 (the applicable conversion price for Series C Preferred Shares held by CPR Holdings immediately before the date hereof), and the denominator of which shall be the number of Common Shares issued and outstanding (including Common Shares issuable upon conversion of the Preferred Shares, at the prevailing Conversion Price, however, excluding those number of Shares held by the Series D Investor to be repurchased by the Company from the Series D Investor pursuant to Section 10.6 hereof) immediately prior to such Closing plus the number of Series E Shares actually issued by the Company under the Share Purchase Agreement (excluding those Series E Shares to be repurchased by the Company from the Series E Investor pursuant to Section 10.5 hereof, if applicable); and

(ii)                                  the Conversion Price for Series D Shares pursuant to the Agreed Adjustment shall be adjusted to and calculated using the same methodology as was used in calculating the Agreed Adjustment relating to the Series D Shares, except that (i) US$200 million shall be substituted for US$300 million as the Series E Consideration, (ii) the number of Series E Shares shall be accordingly updated after the repurchase by the Company from the Series E Investor pursuant to Section 10.5 hereof, and (iii) the number of Series D Shares held by the Series D Investor shall exclude those number of Series D Shares to be repurchased by the Company from the Series D Investor pursuant to Section 10.6 hereof, wherever applicable in such adjustment and calculation.

10.5                        Repurchase of Series E Shares. Only if and to the extent the Subsequent Sale fails to close, the Company has an exclusive right to elect to repurchase at par value per Series E Share, by written notice to the Series E Investor, 22,698 Series E Shares (adjusted for any share dividends, sub-division, consolidation and recapitalization) held by the Series E Investor.

10.6                        Repurchase of Shares held by Primavera.  All parties hereto agree that the Company shall repurchase from Primavera 469,225 Common Shares, 27,180 Series A Shares, 591,451 Series A-1 Shares, 725,237 Series B Shares and 3,808,943 Series D Shares with a total consideration of US$24,275,665.3 on or before April 1, 2014.  An interest rate of 15% per annum, compounded annually, shall apply to any such consideration not paid to Primavera on or before April 15, 2014, and Primavera shall deliver duly executed counterparts of the instrument(s) of transfer in respect of all of the repurchased Shares to the Company against the full payment of the repurchase consideration by the Company.

10.7                        Issuance of Primavera Warrant.  It is acknowledged and agreed that the Company shall, on the date hereof, issue to Primavera a warrant to purchase Series E Shares on the terms and conditions set forth in the Primavera New Warrant (as defined in the Share Purchase Agreement).

10.8                        Dual Class Voting Structure. In the event that the Company shall implement a dual class voting structure (the “Dual Class Structure”) immediately prior to (and effective subject to) the completion of the Company’s initial public offering where the existing Common Shares and Common Shares issued or issuable upon conversion of the Preferred Shares will be re-designated into two (2) different classes of common shares carrying different voting rights, then the Common Shares held by the Founder Holdcos and Common Shares issued or issuable upon conversion of the Series E Preferred Shares shall be converted and re-designated into that class of common shares carrying greater voting rights.

11.                               GENERAL PROVISIONS.

11.1                        Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit G hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit G; or (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit G with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 11.1 by giving the other party written notice of the new address in the manner set forth above.

11.2                        Entire Agreement. This Agreement, the Share Purchase Agreement and any Transaction Agreements (as defined in the Share Purchase Agreement), together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Fifth Restated Shareholders Agreement, which shall terminate and have no further force or effect whatsoever as of the date of this Agreement, and the parties hereto hereby irrevocably waive any and all rights that they may have against any other party under the Fifth Restated Shareholders Agreement in exchange for their rights hereunder.

11.3                        Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York.

11.4                        Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

11.5                        Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

11.6                        Successors and Assigns. Subject to the provisions of Section 6.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

11.7                        Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

11.8                        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.9                        Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Series A-1 Shares, Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares or Common Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Series A-1 Shares, Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares or Common Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

11.10                 Future Significant Common Holders. Except with the written consent of the holders of at least 75% of then outstanding Series E Shares, the holders of at least a majority of then outstanding Series D Shares, the holders of at least a majority of the then outstanding Series C Shares and the holders of at least a majority of then outstanding Series B Shares, each voting together as a separate class, the Company covenants that, until the completion of the initial public offering of the Company’s securities, it will cause each Partner (to the extent such Partner directly holds any Common Shares) and all future holders of the Common Shares to join this Agreement as a party. The parties hereby agree that such future holders may become parties to this Agreement by executing an instrument of accession to this Agreement in a standard and customary form reasonably satisfactory to the Company, without any amendment of this Agreement, pursuant to this Section 11.10.

11.11                 Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall control with respect to each of the shareholders of the Company only. If appropriate, the parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency to the fullest extent permissible by law. Each Founder shall cause his respective holding company as set forth on Schedule B attached hereto (each, a “Holding Company”), which holds of record the Common Shares, to comply with the provisions of this Agreement applicable to such Holding Company as a holder of Common Shares.

11.12                 Aggregation of Shares. All Series A-1 Shares, Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares or Common Shares held or acquired by entities or persons which are Affiliates (as defined in Rule 405 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

11.13                 Dispute Resolution.

(a)                                 In the event of any dispute arising out of or in connection with this Agreement, including any question regarding its breach, existence, validity, or termination (“Dispute”), the parties shall in good faith attempt to resolve such Dispute as soon as practicable after the complaining party provides notice of such Dispute. In the event that the Dispute is not resolved between the parties within five (5) business days after receipt of such notice, on the request of the party raising the Dispute, the Dispute shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) then in effect. There shall be three arbitrators, one nominated by the initiating party and the second nominated by the other party, each within fifteen (15) days of receipt of the request for arbitration; the third, who shall act as the chair of the arbitral tribunal, shall be nominated by the two selected arbitrators within twenty (20) days of the confirmation of the second arbitrator. If any arbitrators are not nominated within these time periods, the ICC International Court of Arbitration shall make the appointment(s). The place of arbitration shall be Hong Kong. The language of the arbitral proceedings shall be English. The arbitral tribunal shall apply the International Bar Association Rules on the Taking of Evidence in International Arbitration (2010). The arbitrators may award any relief permitted under this Agreement and applicable law; however they may not award punitive, exemplary or multiple damages. The award shall be rendered within eight (8) months from the selection of the chair of the arbitral tribunal, unless the parties agree to extend this time limit or the arbitral tribunal determines that the interest of justice so requires. The award shall be final and binding upon the parties as from the date rendered, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder. The parties agree that any party to this Agreement shall have the right to have recourse to and shall be bound by the Pre-arbitral Referee Procedure of the ICC in accordance with its Rules for a Pre-Arbitral Referee Procedure.

(b)                                 The parties hereto shall initially split the costs of arbitration evenly. The prevailing party in arbitration shall be entitled to recover from the other party all costs, including of arbitration, and attorneys’ fees incurred in connection with the arbitration.

11.14                 Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of such former party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach of default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the parties hereto, shall be cumulative and not alternative.

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:

XUNLEI LIMITED

By:	/s/ Shenglong Zou

Name:	Shenglong Zou
Title:

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BVI SUBSIDIARY:

XUNLEI NETWORK TECHNOLOGIES LIMITED

By:	/s/ Shenglong Zou
Name:	Shenglong Zou
Title:

HK SUBSIDIARY:

XUNLEI NETWORK TECHNOLOGIES LIMITED

By:	/s/ Shenglong Zou
Name:	Shenglong Zou
Title:

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC SUBSIDIARIES:

XUNLEI COMPUTER (SHENZHEN) COMPANY LIMITED

By:	/s/ Shenglong Zou /s/ Corporate seal
Name:	Shenglong Zou
Title:

GIGANOLOGY (SHENZHEN) CO., LTD.

By:	/s/ Shenglong Zou /s/ Corporate seal
Name:	Shenglong Zou
Title:

SHENZHEN XUNLEI NETWORKING TECHNOLOGIES CO., LTD.

By:	/s/ Shenglong Zou /s/ Corporate seal
Name:	Shenglong Zou
Title:

XUNLEI GAMES DEVELOPMENT (SHENZHEN) CO., LTD.

By:	/s/ /s/ Corporate seal
Name:
Title:

SHENZHEN XUNLEI KANKAN INFORMATION TECHNOLOGIES CO., LTD.

By:	/s/ Wei Liu /s/ Corporate seal
Name:	Wei Liu
Title:

XUNLEI NETWORKING (BEIJING) CO., LTD.

By:	/s/ /s/ Corporate seal
Name:
Title:

SHENZHEN FENGDONG NETWORKING TECHNOLOGIES CO., LTD.

By:	/s/ /s/ Corporate seal
Name:
Title:

XUNLEI SOFTWARE (SHENZHEN) CO., LTD.

By:	/s/ Wei Liu /s/ Corporate seal
Name:	Wei Liu
Title:

SHENZHEN WANGXIN TECHNOLOGIES CO., LTD.

By:	/s/ /s/ Corporate seal
Name:
Title:

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDERS:

By:	/s/ Shenglong Zou
ZOU SHENGLONG

/s/ Hao Cheng
CHENG HAO

FOUNDER HOLDCOS:

VANTAGE POINT GLOBAL LIMITED

By:	/s/ Shenglong Zou
Name:
Title:

ALDEN & JASMINE LIMITED

/s/ Hao Cheng
Name: Hao Cheng
Title:

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

RS HOLDCO

LEADING ADVICE HOLDINGS LIMITED

By:	/s/ Shenglong Zou

Name:	Shenglong Zou
Title:

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES E INVESTOR

XIAOMI VENTURES LIMITED

By:	/s/ Kong Kat Wong

Name:	Kong Kat Wong
Title:	Director

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES D INVESTOR

SKYLINE GLOBAL COMPANY HOLDINGS LIMITED

By:	/s/
Name:
Title:

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C INVESTORS

CRP HOLDINGS LIMITED

By:	/s/
Name:
Title:

KING MARKET INVESTMENT LIMITED

By:	/s/ Peixin Xu
Name:	Peixin Xu
Title:	Director

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTORS:

CEYUAN VENTURES I, L.P.

By:	/s/
Name:
Title:

CEYUAN VENTURES ADVISORS FUND, LLC

By:	/s/
Name:
Title:

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTORS:

For and on behalf of
MORNINGSIDE TECHNOLOGY
INVESTMENTS LIMITED

By:	/s/ Louise Mary Garbarino /s/ Jill Marie Franklin
Name:	Louise Mary Garbarino /Jill Marie Franklin
Title:	Authorize Signatures

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A-1 INVESTORS:

For and on behalf of
MORNINGSIDE TECHNOLOGY
INVESTMENTS LIMITED

By:	/s/ Louise Mary Garbarino /s/ Jill Marie Franklin
Name:	Louise Mary Garbarino /Jill Marie Franklin
Title:	Authorize Signatures

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A INVESTORS:

IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.

By:	/s/ Chi Sing Ho
Name:	Chi Sing Ho
Title:	Authorized Signatory

JOINWAY INVESTMENTS LIMITED

By:	/s/
Name:
Title:

BRIGHT ACCESS INTERNATIONAL LIMITED

By:	/s/
Name:
Title:

SERIES B INVESTORS:

IDG Technology Venture Investment III, L.P.

By:	/s/ Chi Sing Ho
Name:	Chi Sing Ho
Title:	Authorized Signatory

IDG Technology Venture Investment IV, L.P.

By:	/s/ Chi Sing Ho
Name:	Chi Sing Ho
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTORS:

GOOGLE INC.

By:	/s/ Donald Harrison
Name:	Donald Harrison
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTORS:

FIDELITY ASIA VENTURES FUND L.P.
By: Fidelity Asia Partners, L.P., its General Partner By: FIL Asia Ventures Limited, its General Partner

By:	/s/ ALLAN PELUANG
Name:	ALLAN PELUANG
Title:	Director

FIDELITY ASIA PRINCIPALS FUND L.P.
By: Fidelity Asia Partners, L.P., its General Partner By: FIL Asia Ventures Limited, its General Partner

By:	/s/ ALLAN PELUANG
Name:	ALLAN PELUANG
Title:	Director

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTORS:

SKYLINE GLOBAL COMPANY HOLDINGS LIMITED

By:	/s/

Name:
Title:

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A-1 INVESTORS:

SKYLINE GLOBAL COMPANY HOLDINGS LIMITED

By:	/s/
Name:
Title:

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A INVESTORS:

SKYLINE GLOBAL COMPANY HOLDINGS LIMITED

By:	/s/
Name:
Title:

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMMON SHARE INVESTORS:

SKYLINE GLOBAL COMPANY HOLDINGS LIMITED

By:	/s/
Name:
Title:

SCHEDULE A

PRC SUBSIDIARIES

1.              Thunder Computer (Shenzhen) Limited, a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (“Xunlei Computer”).

2.              Giganology (Shenzhen) Limited, a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (“Giganology Shenzhen”, together with Xunlei Computer, each, a “WFOE”).

3.              Shenzhen Xunlei Networking Technologies Ltd., a limited liability company organized under the laws of the PRC (“Shenzhen Xunlei”).

4.              Xunlei Software (Shenzhen) Co., Ltd., a limited liability company organized under the laws of the PRC.

5.              Xunlei Games Development (Shenzhen) Co., Ltd., a limited liability company organized under the laws of the PRC.

6.              Shenzhen Xunlei Kankan Information Technologies Co., Ltd., a limited liability company organized under the laws of the PRC.

7.              Shenzhen Fengdong Networking Technologies Co., Ltd., a limited liability company organized under the laws of the PRC.

8.              Xunlei Networking (Beijing) Co., Ltd., a limited liability company organized under the laws of the PRC.

9.              Shenzhen Wangxin Science and Technology Co., Ltd., a limited liability company organized under the laws of the PRC (the companies referenced in item (3) through (10), collectively the “Domestic Companies”; and each, a “Domestic Company”).

SCHEDULE B

FOUNDERS’ HOLDINGS

Founder	PRC ID Number	Founder Holdco	Founder’s Ownership Percentage in Common Holder
Sean Shenglong Zou	***	Vantage Point Global Limited (a British Virgin Islands company)	100%
Hao Cheng	***	Aiden & Jasmine Limited (a British Virgin Islands company)	100%

EXHIBIT A

Schedule of Series A Investors

IDG Technology Venture Investment III, L.P.

Joinway Investments Limited

Bright Access International Limited

Skyline Global Company Holdings Limited

EXHIBIT B

Schedule of Series A-1 Investors

Morningside Technology Investments Limited

Skyline Global Company Holdings Limited

EXHIBIT C

Schedule of Series B Investors

Ceyuan Ventures I, L.P.

Ceyuan Ventures Advisors Fund, LLC

Morningside Technology Investments Limited

IDG Technology Venture Investment III, L.P.

IDG Technology Venture Investment IV, L.P.

Google Inc.

FIDELITY ASIA VENTURES FUND L.P.

FIDELITY ASIA PRINCIPALS FUND L.P.

 Skyline Global Company Holdings Limited

EXHIBIT D

Schedule of Series C Investors

King Market Investment Limited

CRP Holdings Limited

EXHIBIT E

Schedule of Series D Investor

Skyline Global Company Holdings Limited

EXHIBIT F

Schedule of Series E Investor

Xiaomi Ventures Limited

EXHIBIT G

Notices

TO THE GROUP COMPANIES:

4/F, Hans Innovation Mansion

North Ring Road, No. 9018 High-Tech Park, Nanshan District

Shenzhen, the PRC

Fax: (86 755) 3391 2909

Attention: Mr. Zou Shenglong

TO IDG TECHNOLOGY VENTURE INVESTMENT III, L.P. and IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.:

c/o Suite 2815

Wuyang Xingcheng Square, No. 111-115,

Shi You Xing Ma Road,

Guangzhou, the PRC

Fax: (86 20)8700 7035

Attention: YAN Fei

TO JOINWAY INVESTMENTS LIMITED:

c/o Ms Grace Young Rm 3713, The Center

99 Queen’s Road Central Hong Kong

Fax: (852) 2523 9382

Attention: Ms Grace Young

TO BRIGHT ACCESS INTERNATIONAL LIMITED:

Suite 301, Block 22, Fulian Garden, Shenzhen, the PRC

Fax : (86 755) 2699 3074

Attention: Wang Fang

TO MORNINGSIDE TECHNOLOGY INVESTMENTS LIMITED:

c/o MTI Secretarial Services Limited,

22nd Floor, Hang Lung Centre, 2-20 Paterson Street,

Causeway Bay, Hong Kong

Fax: (852) 2577 3509 Attention: George Chang

TO CEYUAN VENTURES I, L.P. and CEYUAN VENTURES ADVISORS FUND, LLC:

Maples Corporate Services Limited,

Ugland House,

P.O. Box 309,

Grand Cayman, KY1-1104, Cayman Islands

With a copy to:

No. 1 Exhibition Hall, 2F of Lobby, Poly Plaza,

14 Dongzhimen South Avenue, Dongcheng District,

Beijing, 100027, the P.R.C.

Telephone: 86-10-8402-8800

Fax: 86-10-8402-0999

Attention: Ms. Yuan Chen

TO GOOGLE INC.:

1600 Amphitheatre Parkway

Mountain View, California 94043,

USA Fax: +1 (650) 618-1806

Attention: General Counsel

with a copy to:

Google Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043, USA

Fax: +1 (650) 649-1920

Attention: Donald Harrison, Senior Counsel

TO FIDELITY ASIA VENTURES FUND L.P. and FIDELITY ASIA PRINCIPALS FUND L.P.:

FIL Capital Management (Hong Kong) Limited

Suite 2201, Level 22, Two Pacific Place

88 Queensway, Admiralty

Hong Kong

TO King Market Investment Limited:

The address, telephone, fax, and email that is on file with the Company, as such information may be amended from time to time by such investor

TO CRP Holdings Limited:

The address, telephone, fax, and email that is on file with the Company, as such information may be amended from time to time by such investor

TO SKYLINE GLOBAL COMPANY HOLDINGS LIMITED:

Suite 5801, Two International Finance Centre

8 Finance Street, Central, Hong Kong

Fax: +852 3767 5001

Attention: Stephen Zhang

TO XIAOMI VENTURES LIMITED:

68 Qinghe Middle Street WuCaiCheng Office Building, 12th floor,

Haidian District, Beijing, China

Fax: +86 (10) 6060 6666-1101

Attention: ZHANG Jinling

TO THE FOUNDERS AND FOUNDER HOLDCOS:

do Shenzhen Xunlei Networking Technologies Co Ltd

4/F, Hans Innovation Mansion

North Ring Road, No.9018 High-Tech Park, Nanshan District

Shenzhen, the PRC

Fax: (86 755) 3391 2909

TO RS HOLDCO:

c/o Shenzhen Xunlei Networking Technologies Co Ltd

4/F, Hans Innovation Mansion

North Ring Road, No.9018 High-Tech Park, Nanshan District

Shenzhen, the PRC

Fax: (86 755) 3391 2909

EXHIBIT H

FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT I

FIVE-YEAR BUSINESS PLAN AND FORECAST